UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JFROG LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 Notice of Annual Meeting of Stockholders & Proxy Statement

IN A WORLD OF **LIQUID SOFTWARE**, THE PATH FROM PROMPT TO PRODUCTION MUST BE EFFORTLESS.

Whether built by humans or AI agents, software delivery requires a flow that is as fast as it is fearless. JFrog is the source of truth for enterprise software. We ensure every artifact is trusted, governed, and secure across the entire supply chain.
We are the binary system of record for the AI era.
We are, and have always been, the binary company.

We are JFrog.

JFrog

Dear shareholders,

As we chart the course of an ever-evolving software world, our vision remains unwavering: to make all software available everywhere, anytime, delivered with speed and trust; all in the era of AI. We are committed to our mission of transforming how software flows seamlessly, secure, governed, and unstoppable. We call this vision Liquid Software.

“As we enter 2026, we see a world where humans are amplified by AI, and code is increasingly becoming a commodity, but trust is the new currency. The "tsunami" of code being generated by AI coding agents has created an unprecedented volume of binaries that must be governed, curated, and secured with a universal System of Record that enforces trusted AI.”

Shlomi Ben Haim

JFrog Co-founder & CEO

But the world of software has changed dramatically in the past year. The definition of "speed" has been rewritten by the rapid acceleration of Artificial Intelligence. We have all quickly entered the era of the AI Factory, a new class of foundational infrastructure. As any engineer knows, an engine without a transmission cannot drive, and AI agents without a well-governed delivery cannot create enterprise confidence and trust. In 2025, JFrog expanded to become the essential Software System of Record for the world’s AI-driven software supply chains, ensuring the nervous systems through which modern intelligence flows are trusted.

The Proof Is in the Execution

The fiscal year 2025 was a landmark period of execution and growth for JFrog. Our financial results reflect the deep trust our customers place in our platform, as we finished the year with total revenue of approximately $532 million, representing 24% year-over-year growth. More significantly, our cloud-native and cloud-first strategy has reached an inflection point. Our cloud revenue surged 45% year-over-year, showcasing our customers' ongoing preference for scalable, cloud-based solutions in their fit-to-purpose deployments.

This is an important moment for JFrog, having moved beyond "points of presence" in the market to become an enterprise system of record for the software supply chain. Today, over 56% of our revenue is derived from customers adopting our end-to-end Enterprise+ subscription, up from 51% just a year ago. We are successfully fighting "point-solution fatigue" by offering a unified home for DevOps, DevSecOps, DevGovOps, and AI development. Our fiscal year 2025 four trailing quarter Net Dollar Retention ("NDR") grew to 119%, up three points year over year, underscoring the expansion of our existing accounts as they scale their AI and security workloads.

At the same time, JFrog's commitment to operate an efficient business is reflected in our free cash flow ("FCF"). In 2025, we generated over $142 million in FCF,

2026 Proxy Statement i

representing a 32% increase year over year. This strength provides us with financial flexibility to invest strategically across the business, enhance our enterprise-grade solutions, and deliver tangible value for many of the world's largest companies, while supporting a disciplined capital allocation framework.

This shift toward the large-scale enterprise is unmistakable, underscoring the expansion of our existing accounts as they scale their AI and security workloads.

We ended 2025 with 74 unique customers generating over $1 million in Annual Recurring Revenue ("ARR"), a 42% increase over the previous year. From the Fortune 100 to the world’s most innovative startups and native AI companies, JFrog is the foundational platform upon which the future of software is built, secured, and delivered!

Leading the Secure Software Supply Chain

Security has rapidly become a material growth driver for the Company. Our core product, JFrog Artifactory, is now offered with the option to extend into a comprehensive enterprise software supply chain security solution, allowing companies to move beyond traditional DevSecOps point products.

Our 2025 financial results provide clear evidence of this security-driven momentum, led by JFrog Advanced Security and JFrog Curation. Security core products (excluding JFrog Xray) now represent 10% of total ARR. In addition, security accounted for 16% of our ending remaining performance obligations ("RPO"), nearly doubling long-term revenue commitments compared to the prior year.

For our customers adopting open-source and AI technologies, security is no longer a separate hurdle but an integral component of the binary system of record. As we enter 2026, we are strongly positioned to serve as the foundation upon which secure, AI-powered software is built and delivered, with AI agents generating and securing source code alongside JFrog, which protects and manages the resulting binaries produced by both AI agents and human developers.

Binaries Drive the AI Revolution

Our commitment to innovation is relentless. Following our prior acquisition of Qwak.ai, we unleashed JFrog AI capabilities in 2025, delivering a unified platform that treats machine learning models and AI assets exactly like other software components. In the AI era, models are the new critical binaries. By bringing MLOps and AI artifacts into the standard DevOps pipeline, we have eliminated the silos between coding agents, data scientists, and software engineers, allowing our customers to release AI-powered applications faster, governed, with less risk and lower cost. In this new reality, we recognize that the next generation of software will not be delivered by humans alone. It will increasingly be delivered by AI agents. This new experience, driven by robust MCP interaction with the JFrog Platform, will continue to reshape how our customers and users - humans or machines - will drive the next waves of innovation using JFrog as the System of Record for human powered AI agents.

As we look to the broad enterprise ecosystem and to strengthen our position as the system of record for all AI artifacts, we partnered with NVIDIA in 2025 as an integral part of their Enterprise AI Factory, serving as their secured model and artifact registry. For the community, we partnered with Hugging Face to secure the world’s leading open source Hub for models, supporting trusted developer consumption of AI.

JFrog is the binaries company. It was built from day one to handle exactly this asset at this scale, and we are fully committed to providing the infrastructure modern software organizations needs to confidently embrace the AI-driven revolution.

Trust Is the Currency of the AI Era

As we enter 2026, powered by the momentum created in 2025, we see a world where humans are amplified by AI, and code is increasingly becoming a commodity, but trust is the new currency. The "tsunami" of code being generated by AI agents has created an unprecedented volume of binaries that must be scanned.

Our focus on DevGovOps is our answer to this challenge. With the release of JFrog AppTrust and our AI Catalog in September 2025, we are providing the strategic gates required for the regulated AI future. We are proud to have been named GitHub’s 2025 Tech Partner of the Year, a recognition of our deep integration with GitHub Copilot to deliver agentic remediation.

ii 2026 Proxy Statement

Resilience and the JFrog Codex

Our team's resilience throughout 2025 has been nothing short of heroic, and your trust in us was high-octane fuel for our spirits and resolve. Our robust business continuity planning ensured that we had zero disruptions in operations during difficult geopolitical days, while our commitment to our community remained steadfast. We committed and we delivered.

As we look forward to 2026 and beyond, we remain dedicated to investing in our culture, people, our core products, and our market strategies. Our "best intelligence" is not artificial. It is the collective passion and discipline of the thousands of Frogs around the world who strive every day to make software flow better, smarter, faster, governed, secured, and more trusted than ever before.

Thank you for being our partners in this exciting journey. Your trust inspires us to push boundaries and redefine what is possible.

May The FROG Be With You!

Shlomi Ben Haim

JFrog Co-founder & CEO

Note: Please see Appendix A for reconciliation of non-GAAP financial measures operating margin and free cash flow.

2026 Proxy Statement iii

Forward-Looking Statements:

This letter and the accompanying proxy statement contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding our future financial performance, expectations regarding the market and revenue potential for our platform and software, and including the efficacy and benefit of integrating of any of our platform and software with other products and platforms, expectations for growth in and market opportunities within DevOps, DevSecOps, DevGovOps, Security, AI, and MLOps, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, our expectations regarding our strategic integrations and collaborations, the ability of our strategic sales team to grow the business, our ability to expand usage of our platform in the government and commercial sectors, our ability to innovate and meet market demands and the software supply chain needs of our customers and our expectations regarding the integration and adoption of MLOps technologies into our business, including our ability to successfully integrate into our business operations, and expectations regarding customer expansions, our market positioning related to the expansion of binaries moving forward, our expectations regarding the benefits of enhancing MLOps capabilities and fortifying the security of AI environments, our ability to become a foundational platform for autonomous AI agents and human developers, our expectations about the AI market generally, and our ability to innovate and meet market demands and the software supply chain needs of our customers, including security and secure delivery. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this letter and the accompanying proxy statement, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers; our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this proxy statement. We disclaim any obligation to update forward-looking statements except as required by law.

iv 2026 Proxy Statement

Date Wednesday May 20, 2026	Time 9:00 a.m. Pacific time	Place 270 E. Caribbean Drive Sunnyvale, California 94089	Record Date Wednesday, March 26, 2026

We have elected to deliver our proxy materials to our shareholders over the Internet, as allowed by applicable law. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our shareholders' timely access to this important information. On or about April 7, 2026, we expect to mail our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") containing instructions on how to access our proxy statement for our 2026 Annual General Meeting and our 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail if you so choose.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement, which we urge you to read in its entirety:

Items of Business

1

To elect as Class III directors the four nominees named in the accompanying proxy statement to serve until our 2029 Annual General Meeting of shareholders or until their respective successors are duly elected and qualified or until such director’s earlier death, resignation, or removal.

2	As required by Israeli Companies Law, to approve the compensation of our non-employee directors.

3

To approve and ratify the re-appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as the independent auditors of the company for the period ending at the close of the next annual general meeting.

4	To approve on a nonbinding, advisory basis, the compensation paid by us to our named executive officers, as disclosed in this proxy statement.

5	As required by Israeli Companies Law, to approve changes to the compensation of Shlomi Ben Haim, our Chief Executive Officer.

6	As required by Israeli Companies Law, to approve changes to the compensation of Yoav Landman, our Chief Technology Officer.

In addition, shareholders will be requested to review at the Annual General Meeting the company’s audited consolidated financial statements for the year ended December 31, 2025, and to transact such other business as may properly come before the Annual General Meeting in accordance with the Israeli Companies Law 5759-1999 and regulations promulgated thereunder (the "Israeli Companies Law").

The approval of each of the proposals requires the affirmative vote of the company’s shareholders holding at least a majority of the company's ordinary shares, NIS 0.01 par value per share, present, in person, or by proxy and voting on the matter. For the special voting requirements for Proposal 2, please see "What is the voting requirement to approve each of the proposals?" on page 79 of the Questions and Answers section of this proxy statement. As of March 26, 2026, the company is not aware of any controlling shareholder.

NOTICE OF 2026 ANNUAL GENERAL
MEETING OF SHAREHOLDERS

2026 Proxy Statement v

The company currently is unaware of any other matters that may be raised at the Annual General Meeting. Should any other matters be properly raised at the Annual General Meeting, the persons designated as proxies shall vote according to their own judgment on those matters.

The record date for the Annual General Meeting is March 26, 2026 (the “Record Date”). Only shareholders of record at the close of business on that date may vote at the Annual General Meeting or any adjournments, postponements, or continuations thereof. The Notice of Internet Availability of Proxy Materials and our proxy statement and related materials are being first provided to shareholders on or about April 7, 2026.

By submitting your proxy, you authorize each of Eduard Grabscheid, our Chief Financial Officer, or Shanti Ariker, our Chief Legal Officer, to represent you and vote your shares at the Annual General Meeting in accordance with your instructions. Each of the foregoing may also vote your shares to adjourn the Annual General Meeting and will be authorized to vote your shares at any adjournments, postponements, or continuations of the Annual General Meeting.

Pursuant to our amended and restated articles of association, the quorum required for an ordinary meeting of shareholders, such as the Annual General Meeting, consists of at least two shareholders present in person or by proxy, holding in the aggregate 33⅓% of the voting rights in our issued share capital.

The Annual General Meeting is currently scheduled to be held in person. If you intend to attend the Annual General Meeting, you must notify the company by submitting your name and the number of registered shares you hold to our Investor Relations’ e-mail address at investors@jfrog.com by 9:00 a.m. Pacific time on Sunday, May 10, 2026. Please read this proxy statement carefully to ensure that you have proper evidence of share ownership as of March 26, 2026, as we will not be able to accommodate guests without such evidence at the Annual General Meeting. Please see “How can I attend the Annual General Meeting in person?” in the Questions and Answers section in this proxy statement for more information.

Our board of directors recommends a vote “FOR” each item of business

Your vote is important. Regardless of whether you plan to attend the Annual General Meeting, it is important that your shares be represented and voted at the Annual General Meeting, and we hope you will vote as soon as possible. Prior to the Annual General Meeting, you may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the Notice of Internet Availability, or, if you received printed materials, your proxy card or voting instruction form. Voting over the Internet or by telephone, written proxy, or voting instruction form will ensure your representation at the Annual General Meeting regardless of whether you attend the Annual General Meeting.

If you have any questions regarding this information or the proxy materials, please contact Investor Relations at investors@jfrog.com.

Thank you for your ongoing trust, support, and continued interest in, JFrog Ltd.

Sincerely,

Shlomi Ben Haim Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2026

The proxy statement and the financial and other information contained in our annual report to shareholders are available at www.proxyvote.com, where you may also cast your vote.

Notice of 2026 Annual General Meeting of Shareholders

vi 2026 Proxy Statement

2026 Proxy Statement vii

Frequently Accessed Information

Board Composition	10
Stock Ownership Guidelines	22
Shareholder Engagement	11, 36
2025 Compensation Elements	42
Executive Compensation Tables	58
Proposed 2026 CEO Compensation	62

viii 2026 Proxy Statement

2025 Business Highlights

Revenue: $531.8M, +24% YoY

Cloud Revenue: $243.3M, +45% YoY

4TQ NDR: 119%

ARR increase: 74 customers with ARR +$1M, up 42% YoY

Operating Cash Flow: $145.7M

Free Cash Flow: $142.3M (27%)

GAAP Operating Margin: (17.3%); Non-GAAP Operating Margin: 17.3%

GAAP Operating Loss: ($91.9)M; Non-GAAP Operating Income: $92.1M

GAPP Net Loss Per Share: ($0.62); Non-GAAP Diluted EPS: $0.82

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement before voting.

Meeting Information

Date & Time:

Wednesday, May 20, 2026 at 9:00 a.m. Pacific Time

In Person at

270 E. Caribbean Dr., Sunnyvale, California 94089

Record Date

Thursday, March 26, 2026

Voting Matters	Page	Board Recommendation
PROPOSAL 1 Election of Class III Directors	4	FOR each Nominee
PROPOSAL 2 To Approve the Compensation of Our Non-employee Directors	27	FOR
PROPOSAL 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2026	28	FOR
PROPOSAL 4 Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	31	FOR
PROPOSAL 5 To Approve Changes to the Compensation of Shlomi Ben Haim, our CEO	62	FOR
PROPOSAL 6 To Approve Changes to the Compensation of Yoav Landman, our CTO	64	FOR

Looking Toward 2026

Our 2025 results speak for themselves. With growth in security, and potential AI workload tailwinds, JFrog has moved from a mission-critical platform for EveryOps to the indispensable system of record for the AI-powered, enterprise software supply chain. We are well-positioned to help companies grapple with the “tsunami” of binaries moving forward, and we remain laser-focused on what we do best: managing the core assets of a company - the software artifacts.

As everything in the software world evolves rapidly, we look forward to providing the foundational platform for autonomous AI agents and human developers to co-create and deliver software that must be automatically curated, secured, and governed at scale.

2026 Proxy Statement 1

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of our Board of Directors

Our board of directors is comprised of 10 members. Upon expiration of the term of a class of directors, directors in that class will be elected for a three-year term at the annual general meeting of shareholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The following table sets forth the names, ages, and certain other information for each of the directors with terms expiring at the Annual General Meeting (including each of the director nominees and each of the continuing members of our board of directors). All information is as of March 13, 2026.

Name	Class	Age	Position	Director Since	Term Expires	New Term Expires
Nominees for Director
YOAV LANDMAN	III	54	Co-Founder, Chief Technology Officer and Director	2008	2026	2029
YOSSI SELA	III	73	Lead Independent Director	2012	2026	2029
ELISA STEELE	III	59	Director, Chair of Compensation Committee	2020	2026	2029
LUIS FELIPE VISOSO	III	57	Director	2024	2026	2029
Continuing Directors
SHLOMI BEN HAIM	I	56	Co-Founder, Chief Executive Officer and Director	2008	2027	—
SIGAL ZARMI	I	62	Director	2025	2027	—
YVONNE WASSENAAR	I	57	Director, Chair of Nominating and Corporate Governance Committee	2022	2027	—
FREDERIC SIMON	II	54	Co-Founder and Director	2008	2028	—
ANDY VITUS	II	52	Director	2016	2028	—
BARRY ZWARENSTEIN	II	77	Director, Chair of Audit Committee	2020	2028	—

2 2026 Proxy Statement

CEO Experience

Experience as a CEO of a company other than JFrog

Governance, Risk
and Compliance

Experience

Understanding of director duties, risk management, and legal and ethical compliance

Public Company

Board Experience

Experience to understand the dynamics and operation of a public company

Finance &

Accounting Expertise

Knowledge of financial markets, financing and accounting and financial reporting processes

Cyber & Information

Security Expertise

Expertise to oversee cybersecurity, privacy and information security management

Technology &

Product Expertise

Deep knowledge in

JFrog's specific sector, relevant market trends, and operations

Go to Market

Expertise

Knowledge of industry trends, insight into the market and competitors; ability to identify opportunities for growth

Human Capital

Management &

Compensation

Experience attracting and retaining top talent to oversee our people and compensation policies

DIRECTOR SKILLS

Our board composition prioritizes a complementary mix of expertise to drive strategy, effective oversight, and shareholder accountability. The competencies listed below highlight some of the key qualifications of our nominees and continuing directors.

BOARD REFRESHMENT

The board has an on-going director succession and board refreshment planning process designed to provide the board with an appropriate diversity of viewpoints, perspectives, skills, and experiences necessary to promote, support, and oversee the company’s strategy. The board values the thoughtful and robust deliberations that result from its current mix of new and long-standing directors, which allow us to benefit from both the historical and institutional knowledge of its longer-tenured directors, as well as the additional perspectives contributed by its newer directors.

Corporate Governance

2026 Proxy Statement 3

Proposal 1

Our board of directors recommends a vote “FOR” each in favor of Yoav Landman, Yossi Sela, Elisa Steele, and Luis Visoso in Proposal 1.

ELECTION OF CLASS III DIRECTORS

Our board of directors is comprised of 10 directors, and is divided into three staggered classes of directors: three Class I directors, three Class II directors, and four Class III directors. At the Annual General Meeting, four Class III directors will be elected to our board of directors by the holders of our ordinary shares to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which the director was elected or until the director’s successor is elected and qualified or until the director’s earlier death, resignation or removal.

Nominees for Director

Our Class III directors, whose terms will expire at the Annual General Meeting, are Yoav Landman, Yossi Sela, Elisa Steele, and Luis Visoso. Our nominating and corporate governance committee recommended director nominees for selection by our board of directors, and our board of directors subsequently nominated Yoav Landman, Yossi Sela, Elisa Steele, and Luis Visoso for re-election as Class III directors.

If elected, Mr. Landman, Mr. Sela, Ms. Steele, and Mr. Visoso will serve as Class III directors until the 2029 annual general meeting or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

Mr. Landman, Mr. Sela, Ms. Steele, and Mr. Visoso have each agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve.

External Directors

JFrog is an Israeli company traded on Nasdaq, a U.S. stock exchange. While the Israeli Companies Law generally mandates the appointment of two external directors, we have opted out of this requirement under the Israeli Companies Regulations (Relief for Companies whose Securities are Listed for Trading on a Stock Exchange Outside Israel), 2000. This exemption is permitted because we do not have a controlling shareholder, our ordinary shares are traded on Nasdaq, and we adhere to U.S. independence standards for our board and committees. These concessions remain available as long as we continue to meet these criteria and trade on a U.S. exchange.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and voting at the Annual General Meeting in person or by proxy is required. Each director nominee shall be voted separately.

4 2026 Proxy Statement

Corporate Governance

Director Nominees for Election

Age: 54 Director Since: 2008	Yoav Landman

Qualifications and Experience:

•
Co-founder, Director, and Chief Technology Officer: One of our co-founders and has served as a member of our board of directors and as our Chief Technology Officer since April 2008.
•
Experience: From January 2002 to December 2008, was with AlphaCSP, a company implementing open source software, where he served as a member of technology management.
•
Qualified to serve on our board of directors because of the perspective and experience he brings as our co-founder and Chief Technology Officer. He is one of the most senior leaders in DevOps and DevSecOps, the creator of Artifactory, and a well-respected technology leader in the automated software delivery space.

Key Competencies:
	Cyber & Information Security Expertise	Technology & Product Expertise	Human Capital Management & Compensation Expertise

Age: 73 Director Since: 2012	YoSSI SELA

Qualifications and Experience:

•
Board of Directors and Lead Independent Director: Has served as a member of our board since May 2012 and lead independent director since January 2020. He has been a member of our audit committee since March 2025.
•
Experience: Has been with Gemini Israel Ventures, a venture capital fund, since January 1993, and Managing Partner since 1999 and as the Chairman of Bridges Israel, an impact investment fund, since March 2018.
•
Prior Public Board experience: Outbrain, Inc. (now Teads Holding Co. (NASDAQ: OB, now TEAD), June 2006-November 2021); Precise Software Inc. (NASDAQ: PRSE, from 1994-2002); Saifun Semiconductors (NASDAQ: SFUN, from 1997-2008).
•
Qualified to serve on our board of directors because of his expertise as an operator gained from his experience as a leader in the Israeli venture capital industry, where two areas of focus have been DevOps and cybersecurity. He has served on boards of both public and private companies and is familiar with global and Israeli companies.

Key Competencies:
	Public Company Board Experience	Finance & Accounting Expertise	Cyber & Information Security Expertise

2026 Proxy Statement 5

Corporate Governance

Age: 59 Director Since: 2020 Other Public Company Boards: • Bumble Inc. (since 2020) NASDAQ: BMBL • NextDoor Holdings, Inc. (since 2024) NYSE: NXDR • Procore Technologies, Inc. (since 2020) NYSE: PCOR	Elisa Steele

Qualifications and Experience:

•
Board of Directors: Has served as a member of our board of directors since March 2020 and as chair of our compensation committee since March 2025. She is also a member of our audit and nominating and corporate governance committees.
•
Experience: Served as Chief Executive Officer of Namely, a financial and human capital management software company, from August 2018 to July 2019. Prior to Namely, served as CEO and President of Jive Software, Inc. (NASDAQ: JIVE), a communication and collaboration software company, from February 2015 to July 2017 until its acquisition by Aurea Software.
•
Prior Public Board Experience: Director at various companies from 2020-2026. Amplitude (NASDAQ: AMPL, from April 2021-June 2025), Splunk (NASDAQ: SPLK, from September 2017-March 2024), Cornerstone OnDemand (NASADAQ: CSOD, from June 2018-June 2021).
•
Qualified to serve on our board of directors because of her knowledge and experience in the software industry, professional experience as an executive of various technology companies, and experience as a public company director.

Key Competencies:
	CEO Experience	Go to Market Expertise	Human Capital Management & Compensation Expertise

Age: 57 Director Since: 2024	Luis felipe visoso

Qualifications and Experience:

•
Board of Directors: Has served as a member of our board of directors and a member of our audit committee since July 2024.
•
Experience: CFO of SanDisk Corporation (NASDAQ: SNDK), a company that designs and manufactures flash memory storage solutions, since February 2025 following its separation from Western Digital Corporation (NASDAQ: WDC) where he previously served as CAO from August 2024. Prior to that, served as Chief Financial Officer of Unity Software, Inc. (NYSE: U), a cross-platform game engine, from April 2021 to August 2024, and served as CFO of Palo Alto Networks, Inc. (NASDAQ: PANW), a cybersecurity company, from July 2020 through March 2021.
•
Prior Public Board Experience: Unity Software (NYSE: U, from September 2020-April 2021), Splunk (NASDAQ: SPLK, from April 2022-March 2024).
•
Qualified to serve on our board of directors because of his extensive financial and global enterprise leadership experience in SaaS companies and prior board experience across the cybersecurity, cloud, and software industries.

Key Competencies:
	Governance, Risk and Compliance Experience	Public Company Board Experience	Finance & Accounting Expertise

6 2026 Proxy Statement

Corporate Governance

Continuing Directors

Class I Directors

Age: 56 Director Since: 2008	shlomi ben haim

Qualifications and Experience:

•
Co-founder, Chairman of the Board, and CEO: One of our co-founders and has served as a member of our board of directors and as our CEO since April 2008.
•
Experience: From June 2006 to June 2009, was CEO of AlphaCSP, a global company implementing open source software (acquired by MalamTeam Group). Served in the Israeli Air Force from October 1988 to October 2000 where he led several military units and reached the rank of Major.
•
Qualified to serve on our board of directors because he brings a rare combination of visionary leadership, deep industry experience, and proven execution that uniquely qualifies him to serve on our board of directors.

Key Competencies:
	CEO Experience	Technology & Product Expertise	Go to Market Expertise

Age: 57 Director Since: 2022 Other Public Company Boards: • Arista Networks, Inc. (since 2022) NYSE: ANET • Braze, Inc. (since 2024) NASDAQ: NMS • Rubrik (since 2024) NYSE: RBRK	Yvonne wassenaar

Qualifications and Experience:

•
Board of Directors: Has served as a member of our board of directors since September 2022 and as chair of our nominating and corporate governance committee and a member of our compensation committee since March 2025.
•
Experience: Served as CEO of Puppet, Inc., an information technology automation software company from January 2019 to May 2022. From June 2017 to September 2018, served as CEO of Airware, an enterprise drone solutions company. From August 2014 to May 2017, served in various roles at New Relic, Inc. (NYSE: NEWR), a public cloud-based observability platform company, most recently as CIO.
•
Prior Public Board Experience: Director at various companies from 2022-2026. Anaplan (NYSE: PLAN, from November 2019-June 2022); Forrester Research Inc. (NASDAQ: FORR, from June 2017-May 2025).
•
Qualified to serve on our board because of her knowledge and experience in the software industry, professional experience as an executive of various technology companies, and experience as a public company director.

Key Competencies:
	CEO Experience	Governance, Risk and Compliance Experience	Human Capital Management & Compensation Expertise

2026 Proxy Statement 7

Corporate Governance

Age: 62 Director Since: 2025 Other Public Company Boards: • ADT Inc. (since 2021) NYSE: ADT • GoDaddy, Inc. (since 2023) NYSE: GDDY	sigal zarmi

Qualifications and Experience:

•
Board of Directors: Has served as a member of our board of directors and a member of our audit and nominating and corporate governance committees since November 2025.
•
Experience: Senior Advisor at the Boston Consulting Group, a management consulting group, since August 2021. From August 2023 to February 2024, served as Interim CIO of Staples, Inc., an office retail company, after serving as International CIO and Global Head of Transformation for Morgan Stanley (NYSE: MS), a multinational investment bank and financial services company, from October of 2018 to July of 2021. Previously served as the Vice Chairman and Global CIO of PWC, and CIO of GE Capital, Americas.
•
Prior Public Board Experience: HashiCorp (NASDAQ: HCP, from June 2021-February 2025).
•
Qualified to serve on our board of directors due to her vast experience serving on public company boards, combined with her distinguished track record as Chief Information Officer and senior technology executive at multiple, world-leading enterprises.

Key Competencies:
	Governance, Risk and Compliance Experience	Cyber & Information Security Expertise	Technology & Product Expertise

Class II Directors

Age: 54 Director Since: 2008	frederic simon

Qualifications and Experience:

•
Co-founder and Director: One of our co-founders and has served as a member of our board of directors since April 2008.
•
Experience: Served as our Chief Architect from April 2008 to August 2013, Chief Presale Engineer from August 2013 to July 2018, and as Chief Data Scientist from January 2019 through June 2024. Has served as a consultant to the company since June 2024. Prior to JFrog, co-founded AlphaCSP, Inc., a software applications company, where he was global CTO from September 1998 to September 2000 and main consultant for the Israel branch from October 2000 to July 2008.
•
Qualified to serve on our board of directors because of his deep expertise in scaling global technology organizations, his perspective and experience as a co-founder, and his knowledge of our industry.

Key Competencies:
	Technology & Product Expertise	Go to Market Expertise	Cyber & Information Security Expertise

8 2026 Proxy Statement

Corporate Governance

Age: 52 Director Since: 2016	andy vitus

Qualifications and Experience:

•
Board of Directors: Has served as a member of our board of directors since January 2016 and as a member of our compensation committee since March 2025.
•
Experience: Joined Scale Venture Partners, a venture capital fund, in January 2003, and has served as a Partner of the firm since April 2010.
•
Qualified to serve on our board of directors because of his business expertise gained from his experience in the venture capital industry where his focus areas are AI, DevOps and cybersecurity. As a venture capitalist, Andy brings a unique combination of senior venture capital leadership and strong engineering expertise across DevOps, security, and AI, with extensive board experience.

Key Competencies:
	Cyber & Information Security Expertise	Technology & Product Expertise	Go to Market Expertise

Age: 77 Director Since: 2020 Other Public Company Boards: • ON24 Inc. (since 2020) NYSE: ONTF	barry zwarenstein

Qualifications and Experience:

•
Board of Directors: Has served as a member of our board of directors since January 2020 and as chair of our audit committee since 2020.
•
Experience: Served as CFO of Five9, Inc. (NASDAQ; FIVN), a provider of cloud software for contact centers, from January 2012 through March 2025, and as Interim CEO from December 2017 to May 2018. Served as SVP and CFO of SMART Modular Technologies, Inc. (NASDAQ: SMOD), a designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers acquired by Silver Lake Partners in August 2011.
•
Qualified to serve on our board of directors because of his corporate finance and business expertise and experience as a public company director.

Key Competencies:
	Governance, Risk and Compliance Experience	Public Company Board Experience	Finance & Accounting Expertise

2026 Proxy Statement 9

Corporate Governance

Board Composition and Independence

Our board of directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Of the 10 members of our board of directors, currently thirty percent (30%) are women. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, and considering the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, our board of directors has determined that:

•
Each of our directors, other than Mr. Ben Haim, Mr. Landman, and Mr. Simon, is an “independent director” as defined under the rules of the Nasdaq Global Select Market (“Nasdaq”).
•
Mr. Zwarenstein and Ms. Zarmi, as well as Mr. Sela, Mr. Visoso, and Ms. Steele, if re-elected, each of whom are members of our audit committee, satisfy the enhanced independence standards for audit committee members established by applicable SEC and Nasdaq rules. Mr. Zwarenstein is our audit committee financial expert.
•
Ms. Wassenaar and Mr. Vitus, as well as Ms. Steele, if re-elected, each of whom are members of our compensation committee, satisfy the enhanced independence standards for compensation committee members established by applicable SEC and Nasdaq rules.
•
Ms. Wassenaar and Ms. Zarmi, as well as Ms. Steele, if re-elected, each of whom are members of our nominating and corporate governance committee, satisfy the independence standards for nominating and corporate governance committee members established by applicable SEC and Nasdaq rules.

Frederic Simon, our co-founder and member of our board of directors, is married to the sister of Shlomi Ben Haim, our co-founder, Chief Executive Officer, Chairman and member of our board of directors. There are no other family relationships among any of our directors or executive officers.

Limitation on Other Board Service

In order to maintain good governance, our corporate governance guidelines provide that none of our directors should serve on the boards of directors of more than three public companies in addition to their service on our board of directors without the approval of our board of directors, and our CEO should not serve on more than two additional public company boards. The nominating and corporate governance committee monitors outside board service of our board members and reviews the status of such service periodically. All of our directors currently comply with this limitation.

Board Leadership Structure

Our board of directors has adopted corporate governance guidelines. Under these guidelines, it is our policy that the positions of chairman of our board of directors and Chief Executive Officer may be held by the same person (subject to approval by our shareholders pursuant to the Israeli Companies Law). Under such circumstances, the guidelines also provide that our board of directors shall designate an independent director to serve as lead independent director who shall, among other things, discuss the agenda for board meetings with the chairman and approve such agenda, and chair executive sessions of the independent directors. Mr. Ben Haim is currently chairman of our board of directors and also serves as CEO. Our board has designated Mr. Sela as our lead independent director.

Mr. Sela, as lead independent director, is also responsible for calling separate meetings of the independent directors, determining the agenda and serving as chair of meetings of independent directors, reporting to the chairperson of our board of directors regarding feedback from executive sessions, serving as spokesperson for the company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time.

10 2026 Proxy Statement

Spring

Summer

Fall/Winter

In Spring 2025, in connection with our annual meeting, we conducted outreach to 19 of our 35 top shareholders holding 41% of our outstanding shares. We held meetings with 4 of these shareholders holding 7% of our outstanding shares.

In Fall 2025, we conducted additional outreach to 15 of our 25 top shareholders holding 38% of our outstanding shares. We held meetings with 8 of these shareholders holding 19% of our outstanding shares.

Led by our new compensation committee Chair, directors participated in 100% of meetings held.

SHAREHOLDER ENGAGEMENT

We believe that regular, transparent communication with our shareholders and other stakeholders is essential to the company’s long-term success. Our Chief Executive Officer and Chief Financial Officer hold in-person and teleconference meetings during the fiscal year with many of our institutional investors. We also participate in various investor conferences on a regular basis. In addition to these year-round investor relations efforts, during 2025 we expanded our shareholder engagement efforts with proactive outreach to solicit feedback from stakeholders on compensation and governance matters.

Proxy and Annual Meeting Season

•
Proxy statement prepared under the board’s oversight
•
Outreach to and meetings with significant shareholders to review matters up for a vote, answer shareholder questions, and solicit their viewpoints

Post-Vote Feedback

•
Review annual meeting outcomes and feedback received to date to inform our agenda for off-season engagements with shareholders
•
Review evolving investor expectations and voting policies
•
Broad outreach to shareholders requesting continued dialogue to understand their positions and perspectives, particularly with respect to our executive compensation program. Other topics discussed included our corporate governance framework, board composition and leadership structure, AI strategy, and climate-related disclosures

Taking Responsive Actions

•
Relevant committees and the board of directors review shareholder feedback received
•
Assess potential changes to policies and practices that may be responsive to shareholders’ feedback
•
Finalize changes and incorporate into our proxy statement and other relevant disclosures

We value the views of our shareholders and other stakeholders, and the input that we receive is shared with our full board and informs our corporate governance practices.

Corporate Governance

2026 Proxy Statement 11

Corporate Governance

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our business. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management.

•
Our board of directors reviews strategic and operational business risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
•
Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and artificial intelligence, among other things, discusses and reviews with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. To ensure dedicated focus on cybersecurity, the audit committee has established a cybersecurity subcommittee specifically responsible for overseeing risks related to cybersecurity, data protection, and privacy matters.
•
Our compensation committee assesses risks relating to our executive compensation plans and arrangements, whether our compensation policies and programs have the potential to encourage excessive risk taking, and whether different compensation policies and practices could mitigate any such risk taking.
•
Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to risks relating to our corporate governance practices, the qualifications and independence of our board of directors, the operation of our sustainability program, and potential conflicts of interest.

Our board of directors believes its current structure serves as a flexible framework within which our board of directors and its committees operate, subject to the requirements of applicable law and regulations. Under our corporate governance guidelines, it is our policy that the positions of chairman of our board of directors and Chief Executive Officer may be held by the same person (subject to approval by our shareholders pursuant to the Israeli Companies Law). Under such circumstances, the guidelines also provide that our board of directors will designate an independent director to serve as lead independent director who will, among other things, discuss the agenda for board meetings with the chairman and approve such agenda, and chair executive sessions of the independent directors. Our board has designated Mr. Sela as our lead independent director.

Board Meetings

During our fiscal year ended December 31, 2025, our board of directors held six (6) meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. We do not have a formal policy regarding attendance by members of our board of directors at annual general meetings of shareholders, but we strongly encourage our directors to attend. All nine of our then-active directors attended our 2025 annual meeting of shareholders.

Our board of directors has established standing committees described as follows.

12 2026 Proxy Statement

Corporate Governance

Committees of the Board

Our board of directors has established an audit committee (including a cybersecurity subcommittee), a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Also, from time to time, the board may identify a special committee to manage certain discrete subject areas as needed. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Only independent directors under Nasdaq listing standards and the applicable rules and regulations of the SEC serve on our committees. In support of good governance practices, the board of directors periodically reviews the composition of its standing committees and rotates assignments in order to best utilize the skills of our current board members. The committees were last reconstituted on March 20, 2025. The current membership of the committees is as follows:

Name	Audit	Compensation	Nominating and Corporate Governance	Cybersecurity Subcommittee (of the Audit Committee)
Jessica Neal		(1)
Yossi Sela (*) (2)	M			M
Elisa Steele (3)	M	C	M	M
Luis Visoso	M			M
Andy Vitus (4)		M
Yvonne Wassenaar (5)		M	C
Sigal Zarmi (6)	M		M	M
Barry Zwarenstein (#)	C			M
NUMBER OF MEETINGS IN 2025	4	6	5	5

C= Chair M = Member # = Audit Committee Financial Expert * = Lead independent director

(1)
Resigned as chair of the compensation committee effective March 20, 2025, and resigned from the board of directors effective May 30, 2025.
(2)
Moved from the compensation committee to the audit committee effective March 20, 2025.
(3)
Appointed chair of the compensation committee effective March 20, 2025.
(4)
Moved from the audit committee to the compensation committee effective March 20, 2025.
(5)
Appointed chair of the nominating and corporate governance committee effective March 20, 2025.
(6)
Appointed to the board and its committees effective November 1, 2025.

Our board of directors has adopted written charters for each of these committees, and copies of the charters are available on our website in the corporate governance section of our investor relations webpage at investors.jfrog.com. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our board of directors. The cybersecurity subcommittee's responsibilities are documented in the audit committee charter. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

2026 Proxy Statement 13

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee:

•   retains, oversees, compensates, evaluates and terminates our independent auditors, subject to the approval of our board of directors, and in the case of retention, to that of the shareholders;

•   approves or, as required, pre-approves, all audit, audit-related and all permitted non-audit services and related fees and terms, other than de minimis non-audit services, to be performed by the independent registered public accounting firm;

•   oversees the accounting and financial reporting processes of our company and audits of our financial statements, the effectiveness of our internal control over financial reporting and prepares such reports as may be required of an audit committee under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•   oversees and periodically reviews the state of our cybersecurity program, strategy, initiatives and public disclosures (currently delegated to the cybersecurity subcommittee discussed below);

•   reviews with management, and our independent auditor, as applicable, our annual, semi-annual and quarterly audited and unaudited financial statements prior to publication and/or filing (or submission, as the case may be) to the SEC;

•   recommends to our board of directors the retention, promotion, demotion and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with the Israeli Companies Law;

•   approves the yearly or periodic work plan proposed by the internal auditor;

•   reviews with our Chief Legal Officer and/or external counsel, as deemed necessary, legal or regulatory matters that could have a material impact on the financial statements or our compliance policies and procedures;

•   reviews policies and procedures with respect to transactions (other than transactions related to the compensation or terms of services) between the company and officers and directors, or affiliates of officers or directors, or transactions that are not in the ordinary course of the company’s business;

•   reviews and approves any engagements or transactions that require the audit committee’s approval under the Israeli Companies Law;

•   receives and retains reports of suspected business irregularities and legal compliance issues, and suggests to our board of directors remedial courses of action; and

•   establishes procedures for the handling of employee’s complaints as to the management of our business and the protection to be provided to such employees.

Cybersecurity Subcommittee

In 2025, the audit committee formed a cybersecurity subcommittee which focuses on our cybersecurity and data protection and privacy matters. All of the current members of the audit committee currently serve as members of the cybersecurity subcommittee. Prior to that time, the audit committee regularly reviewed our cybersecurity and data protection and privacy matters.

Barry Zwarenstein CHAIR	Yossi Sela	Elisa Steele	Luis Visoso	Sigal Zarmi

Corporate Governance

Audit Committee

14 2026 Proxy Statement

Our compensation committee oversees our corporate compensation programs. Our compensation committee also:

•   oversees the development and implementation of our compensation policies in accordance with the requirements of the Israeli Companies Law as well as other compensation policies, incentive-based compensation plans, and the implementation of such policies, and recommends to our board of directors any amendments or modifications the committee deems appropriate, including as required under the Israeli Companies Law;

•   reviews and approves the grants of options and other incentive awards to the Chief Executive Officer and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, as well as evaluating their performance in light of such goals and objectives;

•   approves and exempts certain transactions regarding office holders’ compensation pursuant to the Israeli Companies Law;

•   assists our board of directors with administering our equity-based compensation plans;

•   periodically reviews and recommends to our board changes in board of directors compensation;

•   selects and engages compensation consultants, legal counsel, financial advisors and such other advisors as it deems necessary and advisable to assist the committee in carrying out its responsibilities and functions;

•   reviews, identifies and approves our peer group as a benchmark to establish appropriate targets for executive compensation;

•   reviews succession planning for certain senior executives; and

•   reviews and monitors our diversity and inclusion practices and our performance in the areas of diversity and inclusion in the workplace, marketplace and community.

In accordance with the Israeli Companies Law, the roles of the compensation committee are, among others, as follows:

•   recommend to our board of directors with respect to the approval of our compensation policy for office holders and, once every three years, regarding any extensions to a compensation policy that was adopted for a period of more than three years;

•   review the implementation of our compensation policy and periodically recommend to our board of directors with respect to any amendments or updates to our compensation policy;

•   resolve whether or not to approve arrangements with respect to the terms of office and employment of office holders; and

•   exempt, under certain circumstances, certain transactions with our Chief Executive Officer that would otherwise require the approval of our shareholders.

An office holder is defined in the Israeli Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director and any other manager directly subordinate to the general manager.

Elisa Steele CHAIR	Andy Vitus	Yvonne Wassenaar

Corporate Governance

Compensation Committee

2026 Proxy Statement 15

Yvonne Wassenaar CHAIR	Elisa Steele	Sigal Zarmi

Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as director. Our nominating and corporate governance committee also:

•   identifies and evaluates the qualifications of, or makes recommendations to our board of directors regarding, proposed nominees for election to our board of directors and its committees;

•   identifies, evaluates and recommends director candidates consistent with the criteria approved by our board of directors and qualification requirements under the Israeli Companies Law;

•   identifies, evaluates and recommends director candidates to ensure compliance with Nasdaq listing standards;

•   facilitates the annual performance review of our board of directors and of its committees;

•   considers and makes recommendations to our board of directors regarding the composition, organization and governance of our board of directors and its committees;

•   develops, evaluates and makes recommendations to our board of directors regarding corporate governance practices; and

•   oversees and periodically reviews our sustainability and corporate social responsibility initiatives, and public disclosure.

Corporate Governance

Nominating and Corporate Governance Committee

16 2026 Proxy Statement

Corporate Governance

Differences in Corporate Governance Practices

As a Nasdaq-listed company, JFrog complies with applicable SEC regulations and Nasdaq listing rules. However, because we are incorporated under the Israeli Companies Law, our governance framework differs from the Delaware corporate model familiar to many investors. Notably, Israeli Companies Law grants shareholders greater authority, specifically by making votes on our CEO's and CTO's compensation binding rather than advisory, which is why Proposals 5 and 6 submit these executives' 2026 compensation arrangements to shareholders for approval, in addition to the SEC's advisory, nonbinding "Say on Pay" vote regarding our 2025 compensation program included as Proposal 4 in this proxy statement.

The table below highlights key differences between our governance practices as an Israeli company and the standard practices of Delaware corporations listed on Nasdaq. Note: The Delaware comparison is illustrative and based on statutory default provisions.

	JFrog, as an Israeli company listed on Nasdaq	Delaware companies listed on Nasdaq
Quorum	At least two shareholders holding at least thirty three and one-third percent (33⅓%) of the voting rights.	A majority of the shares entitled to vote, present in person or represented by proxy, unless otherwise specified in the certificate of incorporation or bylaws.
Voting on Proxy Proposals (other than director elections)

Most proposals are binding in nature and require a simple majority of votes cast, unless a special majority is required by law or the company's articles of association.

A "special majority" is typically a majority of votes, excluding the votes of controlling shareholders and those with a personal interest in the matter, as defined in the Israeli Companies Law.

If a "special majority" or a required simple majority is not obtained, the proposal is not passed.

Most proposals require a simple majority of votes cast, unless otherwise specified in the certificate of incorporation or bylaws.
Election of Directors in an Uncontested Election	Simple majority of votes required for approval. If a majority is not obtained, the director is not elected.

Plurality vote where candidates receiving the most votes are elected, regardless of whether such candidates received a majority of the votes cast.

Plurality vote is typically required for approval, unless otherwise specified in the certificate of incorporation or bylaws.

Shareholder Nominees to the Board of Directors

Shareholders holding at least 5% of the voting rights may propose director nominees, subject to advance notice and procedural requirements set forth in the Israeli Companies Law and the company's articles of association.

SEC rules require inclusion of shareholder nominees for director whose nomination complies with a company’s governing documents.

Delaware corporations often adopt advance notice bylaw provisions and other requirements for shareholder nomination of director candidates.

2026 Proxy Statement 17

Corporate Governance

	JFrog, as an Israeli company listed on Nasdaq	Delaware companies listed on Nasdaq
Other Shareholder Proposals

Shareholders holding at least 1% of the voting rights may submit proposals, subject to advance notice and procedural requirements set forth in the Israeli Companies Law and the company's articles of association.

SEC rules permit shareholders who have continuously held (A) at least $2,000 in market value of the company's securities entitled to vote on the proposal for at least three years; (B) at least $15,000 in market value of the company's securities entitled to vote on the proposal for at least two years; or (C) at least $25,000 in market value of the company's securities entitled to vote on the proposal for at least one year may submit proposals for inclusion in a company’s proxy statement.

Delaware corporations typically also adopt advance notice bylaw provisions for proposals not explicitly permitted by SEC rules.

Executive Officer and Director Compensation Policy

Under the Israeli Companies Law, JFrog is required to adopt a comprehensive compensation policy ("Compensation Policy") that outlines the types and sets limits on the amounts of variable compensation that may be paid by the company to its executive officers and directors. A copy of our 2025 Compensation Policy is attached as Exhibit 10.17 to our Annual Report on Form 10-K, filed with the SEC on February 13, 2026.

Shareholder approval, by a special majority, is required every three years or whenever amended. Any compensation not in accordance with the Compensation Policy must be passed by a special majority of shareholders.

Delaware law does not require an executive compensation policy or director compensation policy and any amendments to such policy are reviewed and approved by the board or compensation committee.
Executive Compensation Proposals

Executive compensation for executives who also serve on the board of directors (in our case, our CEO and CTO) must be approved by shareholders in a binding vote. If the proposed compensation is in line with the company's compensation policy, approval requires a simple majority of the shareholders. If the proposed compensation is not in line with the company's compensation policy, approval requires a special majority of the shareholders.

If the proposal is not passed as outlined above, the changes to the executive’s compensation will not be made.

Executive compensation is generally not required to be approved by shareholders, although companies that are not emerging growth companies are obligated to hold non-binding, advisory votes on executive compensation (see “Say on Pay,” below) or may otherwise voluntarily submit executive compensation to shareholders for approval.

ADVISORY “Say on Pay”

Israeli law is more stringent in requiring a binding vote on certain compensation. Advisory-only “say on pay” proposals are not required under the Israeli Companies Law. However, we include this proposal every three years in accordance with SEC rules (see next column).

“Say-on-Pay” proposals are required to be presented to shareholders on a non-binding, advisory basis at least every three years under SEC rules. There is no corresponding requirement under the Delaware General Corporation Law.

18 2026 Proxy Statement

Corporate Governance

	JFrog, as an Israeli company listed on Nasdaq	Delaware companies listed on Nasdaq
Changes to Non-employee Director Compensation

Compensation for non-employee directors must be approved by shareholders. If the proposed compensation is in line with the company's Compensation Policy, approval requires a simple majority. If the proposed compensation is not in line with the company's policy, approval requires a special majority.

Changes to director compensation are generally approved by the board or compensation committee and are not required to be approved by shareholders.
Named Executive Officers Compensation Disclosure

The Israeli Companies Law requires disclosure of the compensation of the top five most highly compensated officers. The company complies with the SEC’s disclosure rules regarding its Named Executive Officers (defined in the next column) but also provides narrative information about a fifth individual following the Summary Compensation Table in this proxy statement as required by the Israeli Companies Law.

For companies that are not emerging growth companies or smaller reporting companies, SEC rules generally require disclosure of the compensation of the principal executive officer, principal financial officer and the three most highly compensated “executive officers” other than the principal executive officer and principal financial officer (“Named Executive Officers”).*

The company has designated four executive officers, each of whom appears as a Named Executive Officer in the Summary Compensation Table and additional supporting compensation tables in this proxy statement.

Shareholder Approval of Combined Chairman/CEO Roles	Approval by a special majority is required every three years.	Shareholder approval is not required.
Director Independence Considerations	The company is exempt from the board committee and independence requirements under the Israeli Companies Law because it follows Nasdaq requirements and has no controlling shareholder.	Generally, a majority of the directors must be independent under Nasdaq listing rules. There is no requirement under Delaware law or SEC rules that a majority of the board be independent.
Committee Independence Considerations	The company is exempt from the board committee and independence requirements under the Israeli Companies Law because it follows Nasdaq requirements and has no controlling shareholder.	Members of the audit and compensation committees must be independent and are generally subject to heightened independence standards under Nasdaq listing rules.

2026 Proxy Statement 19

Corporate Governance

	JFrog, as an Israeli company listed on Nasdaq	Delaware companies listed on Nasdaq
Interested Directors and Officers; Controlling Shareholder Transactions

Transactions in which a director or executive officer has a personal interest, and transactions involving a controlling shareholder, require approval by the audit committee (or the compensation committee for matters related to compensation), the board of directors, and, in certain cases, approval by a special majority of shareholders (excluding controlling shareholders and those with a personal interest), as prescribed by the Israeli Companies Law.

Under Nasdaq listing rules, the audit committee or another independent body of the board must review and oversee related party transactions.

Under Delaware corporate law, related party transactions are generally not required to be approved by a board committee or an independent body of the board. Controlling shareholder transactions receive heightened scrutiny under Delaware law.

* “Executive Officer” means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the company. Executive officers of subsidiaries may be deemed executive officers of the company if they perform such policy making functions for the company.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis, but no less than two times per year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis, but no less than two times per year.

Compensation Committee Interlocks and Insider Participation

During 2025, none of the members of our compensation committee was an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of our board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

In its evaluation of director candidates, including the members of our board of directors eligible for re-election, our nominating and corporate governance committee considers the current composition, organization and governance of our board of directors, the needs of our board and its respective committees, and the desired board qualifications, expertise and characteristics, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on our board and skills that are complementary to our board of directors, an understanding of the company’s business, an understanding of the responsibilities that are required of a member of our board of directors, and other time commitments, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board.

Consistent with criteria approved by our board of directors and the qualification requirements set forth under the Israeli Companies Law, our nominating and corporate governance committee evaluates each individual in the context of the membership of our board of directors as a group, with the objective of having a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of viewpoints and experience. Each director should be an individual of high character and integrity. Our board of directors annually evaluates the performance of our board of directors and its committees. In determining whether to recommend a director

20 2026 Proxy Statement

Corporate Governance

for re-election, our nominating and corporate governance committee also considers the director’s participation in and contributions to the activities of our board of directors and the company, the director’s other time commitments, and other qualifications and characteristics determined by our board of directors.

After completing their review and evaluation of director candidates, in accordance with Nasdaq rules and the Israeli Companies Law, our nominating and corporate governance committee will recommend a director nominee for selection by our board of directors. Our board of directors has the final authority in determining the selection of director candidates for nomination to our board of directors.

Shareholder Recommendations for Nominations to Our Board of Directors

Shareholders may propose agenda items, including director nominations, for consideration by our nominating and corporate governance committee to be presented at a general meeting. Under the Israeli Companies Law, shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request to add an item to the agenda within seven days of our meeting notice. However, under the Israeli Companies Law, because our shares are traded on Nasdaq, a higher threshold applies to board composition. Under the Israeli Companies Law, proposals to appoint or remove a director may only be submitted by shareholders holding at least 5% of the voting rights at the general meeting of shareholders

In addition, shareholder proposals may be submitted for inclusion in a proxy statement pursuant to Rule 14a-8 and Rule 14a-19 under the Exchange Act.

The deadline for submission of shareholder proposals for inclusion in our proxy materials for the 2027 annual general meeting of shareholders is December 8, 2026. In addition, Rule 14a-8 proposals must otherwise comply with the requirements of the rule.

Any nomination should be sent in writing to JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, CA 94089, Attn: Chief Legal Officer.

Communications with our Board of Directors

In cases where shareholders wish to communicate directly with our non-employee directors, messages can be sent to our Chairman of the board at JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, CA 94089, with copies sent to our Chief Legal Officer and Chief Financial Officer at JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, CA 94089 or at legal@jfrog.com. Our Chief Legal Officer will, in consultation with appropriate directors as necessary, review incoming shareholder communications and decide whether a response to any shareholder or interested party communication is necessary.

This procedure does not apply to (i) communications to non-employee directors from our officers or directors who are shareholders, or (ii) shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the Questions and Answers section below entitled “When are shareholder proposals due for our 2027 annual general meeting?”

Insider Trading Policy and Prohibitions on Hedging or Pledging of Securities

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees, or our company itself, that are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards that apply to us. Our insider trading policy allows

2026 Proxy Statement 21

Corporate Governance

our officers and directors to adopt Exchange Act Rule 10b5-1 trading plans which provide for transactions in our securities under specific circumstances. For more information regarding Rule 10b5-1 trading plans, please see our Insider Trading Policy filed as Exhibit 19.1 to our Annual Report on Form 10-K, filed with the SEC on February 13, 2026.

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors, are prohibited from, directly or indirectly, among other things:

•
engaging in short sales,
•
trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than share options, restricted share units and other compensatory awards issued to such individuals by us),
•
purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them,
•
pledging any of our securities as collateral for any loans, and
•
holding our securities in a margin account.

Stock Ownership Guidelines

Our board of directors believes that it is important that the interests of senior management and directors be aligned with those of shareholders and the company’s long-term success. In response to shareholder feedback, the board adopted Stock Ownership Guidelines ("Guidelines") to encourage our executives and our non-employee directors to have an equity interest at a level sufficient to assure our shareholders of their commitment to value creation, while accommodating the executives’ and directors’ need for portfolio diversification.

Each Section 16 officer and non-employee director of the company is expected to hold ordinary shares with a value equal to not less than the multiple of base salary or annual base retainer for board service as follows:

•
CEO, 5x base salary;
•
Section 16 officers other than CEO, 2x base salary; and
•
non-employee directors, 5x annual base retainer.

The covered individuals have five years from February 10, 2026, the date the Guidelines were adopted, or the date such person is designated as being subject to the Guidelines, whichever is later, to satisfy the Guidelines. The following shares count toward satisfaction of the Guidelines:

•
shares owned jointly with or separately by the individual’s spouse;
•
shares held in trust for the benefit of the individual or the individual’s spouse and/or children;
•
shares held by limited partnerships or other entities for the benefit of the individual or his or her immediate family members; and
•
service-based restricted share units and full-value awards, whether vested or unvested.

Options, whether vested or unvested, are not counted.

Compliance with the Guidelines will be measured by the compensation committee on the last day of each fiscal year using the trailing 30-trading day average closing price of JFrog’s ordinary shares as of the measurement date. Any covered individual who has not reached or who fails to maintain his or her target ownership level as of a measurement date must retain at least fifty percent (50%) of any net, after-tax shares delivered after such measurement date from restricted share units or other full-value awards, exercised share options, or share purchase plan holdings until his or her target ownership

22 2026 Proxy Statement

Corporate Governance

level is met. All of our Section 16 officers and non-employee directors met the Guidelines as of February 10, 2026, the effective date of the Guidelines.

Equity Granting Practice

Our compensation committee typically approves equity awards at its regularly scheduled quarterly meetings. We currently do not grant share options whose exercise price would be influenced by the timing of our equity grants. We have not timed, nor do we intend to time, the release of material, nonpublic information for the purpose of affecting the value of executive compensation or for any other purpose.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics (“Code of Conduct”) that applies to all employees, including our executive officers and members of our board of directors. The full text of our Code of Conduct is available in the corporate governance section of our website, which is located at https://investors.jfrog.com/corporate-governance/overview. We intend to disclose any amendments to our Code of Conduct, or waivers of its requirements, on our website or in filings under the Exchange Act. Our board of directors, through its audit committee, receives reports on compliance with our Code of Conduct.

We encourage employees to report suspected violations of our Code of Conduct to management. We also maintain an anonymous reporting hotline which makes reporting available to all of our employees and external parties at jfrog.ethicspoint.com and a telephone hotline system, also described on that website, which is available 24/7 and supplied and operated by a third party. The system allows individuals to make reports, including anonymously, to the company or directly to the chair of the audit committee, and enables follow up directly with the reporter while maintaining anonymity, as needed. We maintain a non-retaliation policy for those who make reports via the reporting system. Management periodically reports on the status of the anonymous reporting program to the audit committee.

Sustainability at JFrog

We are aware of and focused on the sustainability matters that are important to our investors, customers, employees, and other stakeholders. Since formalizing our sustainability approach four years ago, we have continued to strive toward our objective to fully integrate these considerations into our corporate culture with a view toward enhancing and promoting employee, customers', partners' and community engagement. Both our management team and board of directors are committed to prioritizing sustainability considerations that take into account a variety of items including climate risks, governance considerations, and corporate social responsibility. Since 2023, our Chief Sustainability Officer has helped accelerate shaping and executing our sustainability strategy and has reinforced our objectives. Our nominating and corporate governance committee charter explicitly gives the committee oversight for sustainability and corporate social responsibility matters, which the committee reviews quarterly.

We expect to publish our most recent sustainability report in May 2026. Our report, and prior reports we have filed to date, are available in the Investor Relations section of our website at investors.jfrog.com.

2026 Proxy Statement 23

COMPENSATION OF
NON-EMPLOYEE DIRECTORS

Non-Employee Director Compensation Program

Pursuant to our non-employee director compensation program, each non-employee director is eligible to receive compensation consisting of cash retainers and equity awards for his or her service. Shlomi Ben Haim and Yoav Landman are employee directors and are not compensated for their service on the board of directors. Our board of directors or our compensation committee has the discretion to amend, suspend, or terminate the non-employee director compensation program as it deems necessary or appropriate, subject to shareholder approval, the terms of our Compensation Policy for Executive Officers and Directors (the "2025 Compensation Policy"), and the Israeli Companies Law.

Cash Compensation

During 2025, all non-employee directors were entitled to receive the following annual cash compensation for their services, subject to shareholder approval which was obtained at the 2025 annual general meeting:

• Board member: $35,000 • Lead non-employee director: $15,000 • Audit committee chair: $20,000 • Member of audit committee: $10,000	• Compensation committee chair: $15,000 • Member of compensation committee: $7,500 • Nominating and governance committee chair: $8,000 • Member of nominating and governance committee: $4,000

Each board member who serves on a committee receives compensation commensurate with that role for as long as he or she serves on the committee. A committee chair receives only the applicable chair compensation for each committee he or she chairs. The lead non-employee director receives additional compensation for serving as lead independent director, in addition to any compensation associated with committee appointments.

Each annual cash retainer and additional committee fee is paid quarterly in arrears on a prorated basis to each non-employee director who served in the relevant capacity at any point during the immediately preceding fiscal quarter, and such payment is made no later than 30 days following the end of such immediately preceding fiscal quarter. The additional amounts due as a result of increased cash retainers approved at the 2025 annual meeting were paid to the non-employee directors after the 2025 annual meeting.

Equity Compensation

Non-employee directors are entitled to receive all types of awards other than incentive share options under our 2020 Share Incentive Plan (the “2020 Plan”), including discretionary awards not covered under the non-employee director compensation program. During 2025, pursuant to our shareholder-approved non-employee director compensation program and shareholder vote, our non-employee directors received the following nondiscretionary, automatic grants of equity awards:

•
Initial Award. Each person who became a non-employee director (either by election or appointment) was granted restricted share units ("RSUs") on the first trading day on or after he or she first became a non-employee director with a value of $350,000, with any resulting fractional shares rounded down to the nearest whole share. The RSUs vest as to 1/12th of the shares on each three-month anniversary of the non-employee director’s initial start date, on the same day of

24 2026 Proxy Statement

Compensation of Non-Employee Directors

the month as such start date, in each case subject to the non-employee director continuing to be a member of our board of directors through the applicable vesting date.
•
Annual Award. Each non-employee director who has completed at least six months of continuous service as a non-employee director as of the date of each annual general meeting of our shareholders was granted an award of RSUs on the first trading day immediately following the annual general meeting with a value of $200,000, with any resulting fractional shares rounded down to the nearest whole share. Each annual award vests as to 1/4th of the shares on each three-month anniversary of the date of grant, on the same day of the month as the date of grant, in each case subject to the non-employee director continuing to be a member of our board of directors through the applicable vesting date.

The “value” for the awards of options or RSUs described above means the grant date fair value determined in accordance with U.S. generally accepted accounting principles, or such other methodology as our board of directors or our compensation committee may determine prior to the grant of the equity award. We currently use the 20-day trailing average of our shares as of the last trading day prior to the grant date to determine such value.

Pursuant to our compensation policy, in the event of our merger or sale, each outstanding and unvested equity award held by a non-employee director will accelerate and fully vest, subject to the director continuing to provide services to us as a non-employee director through the date of the merger or sale. In the event of any dividend or other distribution, recapitalization, share split, reverse share split, reorganization or other similar change in corporate structure of the company, the board of directors will adjust the number of shares issuable pursuant to awards under the policy in order to prevent diminution or enlargement of benefits intended to be made available under the policy.

Non-Employee Director Compensation in 2026

In February 2026, the compensation committee and the nominating and corporate governance committee of the board of directors reviewed the equity compensation provided to non-employee directors as described above. Following that review, both committees determined that, given the substantial additional time and attention required by the board committee chairs and our lead independent director to attend to JFrog matters, it would be in the best interests of the company and our shareholders to consider an increase in the annual amount of equity compensation provided to the board committee chairs and lead independent director. The compensation committee and the nominating and corporate governance committee then approved a $50,000 annual increase in value of RSUs to the chairs of our audit committee, compensation committee, and nominating and corporate governance committee, and to our lead independent director, based on benchmarks. The proposed increase is subject to shareholder approval under the Israeli Companies Law, as further described in Proposal 2 in this proxy statement.

2026 Proxy Statement 25

Compensation of Non-Employee Directors

Director Compensation Table

The following table provides information regarding compensation of our non-employee directors for service as directors for the year ended December 31, 2025. Each non-employee director’s reasonable, customary, and properly documented travel expenses to attend board meetings is reimbursed by the company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
JESSICA NEAL(2)	17,715	-	-	17,715
YOSSI SELA	60,000	233,119	-	293,119
FREDERIC SIMON(3)	35,000	233,119	81,456	349,575
ELISA STEELE	61,476	233,119	-	294,595
LUIS VISOSO	45,000	233,119	-	278,119
ANDY VITUS	43,049	233,119	-	276,168
YVONNE WASSENAAR	48,415	233,119	-	281,534
SIGAL ZARMI(4)	8,122	346,841	-	354,963
BARRY ZWARENSTEIN	55,000	233,119	-	288,119

(1)
Amounts represent the grant date fair value of such awards, calculated based on the closing price of our ordinary shares on the applicable date of grant in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 718.
(2)
Ms. Neal left the board committees effective March 20, 2025 and the board of directors effective May 30, 2025.
(3)
Mr. Simon also serves as a consultant to the company. Amount reported in the "All Other Compensation" column consists of consulting fees paid in 2025.
(4)
Ms. Zarmi joined the board of directors effective November 1, 2025.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2025.

Name	Option Awards (#)(1)	Stock Awards (#)
YOSSI SELA	-	2,735	(2)
FREDERIC SIMON	-	45,816	(3)
ELISA STEELE	50,000	2,735	(2)
LUIS VISOSO	-	8,334	(4)
ANDY VITUS	-	2,735	(2)
YVONNE WASSENAAR	-	2,735	(2)
SIGAL ZARMI	-	7,305	(5)
BARRY ZWARENSTEIN	43,750	2,735	(2)

(1)
The share options are fully vested and exercisable.
(2)
The RSUs vest in two equal installments on each of February 21 and May 21, 2026, in each case subject to the director continuing to be a service provider to the company through the applicable vesting date.
(3)
Certain of the share awards were granted to Mr. Simon prior to June 4, 2024 while he was our employee. The share awards consist of (i) RSUs representing 10,345 ordinary shares, which vest in two equal installments on each of March 1, and June 1, 2026; and (ii) RSUs representing 32,736 ordinary shares, which vest in six equal quarterly installments beginning March 1, 2026. Mr. Simon was also granted RSUs as part of his board compensation of which 2,735 RSUs vest in two equal installments on each of February 21 and May 21, 2026, provided Mr. Simon remains a service provider to the company through each applicable vesting date.
(4)
5,599 of the RSUs vest in 7 equal quarterly installments beginning January 23, 2026, and 2,735 of the RSUs vest in two equal installments on each of February 21 and May 21, 2026, in each case subject to Mr. Visoso continuing to be a service provider to the company through the applicable vesting date.
(5)
The RSUs vest as to 1/12th of the shares per each three-month period following November 1, 2025, the vesting commencement date, provided Ms, Zarmi remains a service provider to the company through each applicable vesting date.

26 2026 Proxy Statement

Proposal 2

APPROVAL OF THE COMPENSATION OF OUR NON-EMPLOYEE DIRECTORS

Under the Israeli Companies Law, director compensation requires shareholder approval. Our compensation program for non-employee directors currently in effect provides for both cash and equity compensation. Please see “Compensation of Non-Employee Directors” above for more information.

We are asking shareholders to approve an amendment of the Non-Employee Director Compensation Program to increase the value of the annual equity grant to certain non-employee directors.

The current non-employee director equity compensation program provides for (i) an initial grant for new directors of RSUs with a value of $350,000 which vest in equal quarterly installments over a four-year period, and (ii) an annual equity award of RSUs with a value of $200,000 which vest quarterly over one year, with each such grant subject to such director’s continued service through each vesting date.

In February 2026, the compensation committee and the nominating and corporate governance committee of the board of directors reviewed the equity compensation provided to non-employee directors as described above. Following that review, both committees determined that, given the substantial additional time and attention required by the board committee chairs and our lead independent director to attend to JFrog matters, it would be in the best interests of the company and our shareholders to consider an increase in the annual amount of equity compensation provided to the board committee chairs and lead independent director.

The compensation committee and the nominating and corporate governance committee then approved a $50,000 annual increase in value of RSUs to the chairs of our audit committee, compensation committee, and nominating and corporate governance committee, and to our lead independent director, and subsequently recommended to the board of directors, which then approved, the annual equity grant increase from $200,000 to $250,000 per year for those positions. This increase is subject to shareholder approval under the Israeli Companies Law.

These increases are consistent with the financial limits set in the 2025 Compensation Policy currently in effect.

In the event this Proposal 2 is not approved, the increase in the value of the annual equity grant will not occur.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and voting at the Annual General Meeting in person or by proxy on Proposal 2 is required.

Additionally, the approval of Proposal No. 2, is subject to the fulfillment of one of the following additional voting requirements: (i) the majority of the shares that are voted at the Annual General Meeting in favor of the proposal, excluding abstentions, includes a majority of the votes of shareholders who are not controlling shareholders or do not have a personal interest in the approval of the proposal (the "Interested Shareholders"); or (ii) the total number of shares of the shareholders mentioned in clause (i) above that are voted against Proposal 2 does not exceed two percent (2%) of the total voting rights in the company. For the definitions of "controlling shareholder" and "personal interest," please see "What is the voting requirement to approve each of the proposals?" in the Questions and Answers section of this proxy statement.

Our board of directors recommends a vote “FOR” Proposal 2.

2026 Proxy Statement 27

Proposal 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Israeli Companies Law and our amended and restated articles of association, our shareholders are authorized to appoint the company’s independent auditors. Under our amended and restated articles of association, our board of directors (or a committee, if it is so authorized by our board of directors) is authorized to determine the independent auditor’s remuneration. In addition, the approval by our audit committee of the independent auditor’s re-appointment and remuneration is required under the listing rules of Nasdaq. Following the recommendation by our audit committee and board of directors, it is proposed that Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global (“EY”), be reappointed as the independent auditors of the company for the period ending at the close of the next annual general meeting.

A representative of EY is expected to be telephonically present at the Annual General Meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed for professional audit services and other services rendered to us by EY for our fiscal years ended December 31, 2025 and 2024.

	Fiscal Year Ended
	2025	2024
AUDIT FEES(1)	$1,003,567	$974,527
AUDIT-RELATED FEES(2)	-	24,790
TAX FEES(3)	60,472	103,673
ALL OTHER FEES(4)	164,948	29,600
TOTAL FEES	$1,228,987	$1,132,590

(1)
“Audit Fees” consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)
“Audit-related Fees” consist of fees for due diligence associated with acquisition.
(3)
“Tax Fees” consist of fees for professional services for tax compliance, tax advice ,and tax planning.
(4)
“All Other Fees” consists of fees for system and organization controls ("SOC") reports, ESG consulting, and cyber maturity risk assessment.

28 2026 Proxy Statement

Our board of directors recommends a vote “FOR” Proposal 3.

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

Auditor Independence

In 2025, there were no other professional services provided by EY that would have required our audit committee to consider their compatibility with maintaining the independence of EY.

Audit and Non-Audit Services Pre-Approval Policy

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee (or its delegate) may pre-approve services to be performed by our independent registered public accounting firm without consideration of specific case-by-case services or may require the specific pre-approval of the committee, in either case, in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to EY for our fiscal years ended December 31, 2025 and 2024 were pre-approved by our audit committee.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and voting at the Annual General Meeting in person or by proxy is required.

2026 Proxy Statement 29

Report of the Audit Committee

To our fellow shareholders,

The audit committee operates under a written charter adopted by the board. We assist the board in overseeing the company’s financial reporting, internal controls, and legal compliance. Management is responsible for the preparation and integrity of the financial statements, while EY is responsible for auditing those statements and expressing an opinion on their conformity with U.S. GAAP.

In the context of the 2025 financials, the committee has:

•
Reviewed and discussed the audited financial statements for the year ended December 31, 2025, with management and the independent auditor.
•
Discussed with the auditor the matters required by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC.
•
Met separately with both management and the auditor to ensure candid discussion.

The committee received the written disclosures and the letter from the independent accountant required by PCAOB Rule 3526 requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion, may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence, and it has discussed with EY its independence from the company. Accordingly, we recommended to the board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Barry Zwarenstein (Chair)

Yossi Sela

Elisa Steele

Luis Visoso

Sigal Zarmi

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

30 2026 Proxy Statement

Proposal 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking an advisory vote from our shareholders to approve the compensation paid to the Named Executive Officers, as disclosed in accordance with the SEC’s rules in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, together with the compensation tables and accompanying narrative disclosure. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our compensation policies and practices and named executive officers’ compensation as a whole. The Say-on-Pay vote is currently held every three years. The next advisory vote to approve named executive officer compensation will be conducted at our 2029 Annual Meeting.

This proposal is distinct from Proposals 5 and 6, which seek binding approval of our CEO’s and CTO’s proposed 2026 compensation arrangements, respectively. As an advisory vote, this proposal is not binding on us, the compensation committee, or our board. However, the compensation committee and board value the opinions expressed by our shareholders in their votes on this proposal.

Motivating, retaining, and rewarding our talented leadership team is a key factor to our long-term success. We have always designed our programs to meet our motivation and retention objectives in a manner consistent with four key objectives: to be market competitive, performance-based, long-term focused, and aligned with stockholders. However, across our conversations with shareholders over the last 12 months - outlined in the "Letter from our Compensation Committee" and "Compensation Discussion and Analysis" sections following this proposal - we heard that opportunities for improvement across these objectives existed. Because these conversations occurred after we established our 2025 compensation program outlined on the pages that follow, that feedback heavily shaped the redesign of our long-term incentives for 2026. We appreciate shareholders' feedback and will consider the outcome of this vote when making future executive compensation decisions.

We encourage shareholders to read the section entitled "Compensation Discussion and Analysis" in full, which describes the details of our 2025 executive compensation program, changes we have implemented for 2026, and the compensation committee’s decision-making process.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and voting at the Annual General Meeting in person or by proxy is required.

Our board unanimously recommends that you vote “FOR” the approval of Proposal 4.

2026 Proxy Statement 31

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 13, 2026:

Name	Age	Position	Since
SHLOMI BEN HAIM	56	Chief Executive Officer and Chairman of the Board	2008
EDUARD GRABSCHEID	52	Chief Financial Officer	2024
YOAV LANDMAN	54	Chief Technology Officer	2008
TALI NOTMAN	43	Chief Revenue Officer	2019

For Mr. Ben Haim’s and Mr. Landman’s biographies, see “Continuing Directors” above.

Age: 52 Position: Chief Financial Officer	Eduard Grabscheid

Qualifications and Experience:

Mr. Grabscheid brings extensive financial leadership experience and a proven track record of scaling technology companies with disciplined execution. He has deep expertise in developing scalable financial operating models, implementing rigorous planning processes, and executing strategic capital allocation. His approach emphasizes targeted investments that fuel innovation and expansion while maintaining operational efficiency and cost discipline.

Mr. Grabscheid has served as our Chief Financial Officer since January 2024 and previously served as Vice President, Finance from August 2019 to December 2023. From January 2015 to July 2019, he was the Chief Financial Officer and Vice President of Finance at Atlona. From 2014 to 2015, he was the Vice President of Finance at ServiceMax, and from June 2011 to May 2014, he was the Senior Director of Finance at Intermolecular. Mr. Grabscheid holds a B.B.A. in Accounting from California State University, Fresno and an M.B.A. in Finance from San Jose State University.

32 2026 Proxy Statement

Executive Officers

Age: 43 Position: Chief Revenue Officer	Tali Notman

Qualifications and Experience:

Ms. Notman has been instrumental in scaling and leading our global sales organization, transforming it into an enterprise-focused revenue engine aligned with the modern software, cloud, security, and AI-driven market. Under her leadership, we have expanded our global go-to-market presence across the Americas, EMEA, and APAC, strengthened enterprise sales execution, and deepened strategic customer relationships. Her extensive experience in revenue strategy, enterprise sales, and global team leadership has been central to driving sustainable growth and long-term shareholder value.

Ms. Notman has served as our Chief Revenue Officer since January 2019, Vice President, Sales from May 2015 to December 2018, our Director of Sales from September 2012 to April 2015, and Customer and Community Relation Manager from June 2011 to September 2012. From December 2007 to September 2010, she was the Director of Human Resources at AlphaCSP. Ms. Notman holds a B.A. in Social Sciences and a Masters in Legal Studies from Bar-Ilan University, Israel.

2026 Proxy Statement 33

EXECUTIVE COMPENSATION

Letter from the Compensation Committee

To our fellow shareholders,

At JFrog, our mission is to power the world with “Liquid Software” by serving as the System of Record and trust layer for the modern software supply chain, enabling continuous, secure, and automated software delivery from every creator to any destination. As the compensation committee, our primary responsibility is to ensure that we attract and retain the right leadership team to execute this vision and align incentives to deliver long-term, sustainable value to shareholders. The compensation committee operates under a written charter adopted by the board.

The company has been delivering powerful business results. However, the unsatisfactory compensation-related votes at our 2025 annual shareholder meeting made it clear that stronger compensation program alignment with shareholder value creation is needed. In response, we significantly expanded proactive shareholder outreach to understand your concerns and identify opportunities for improved alignment.

Strengthening committee oversight and rigor

In March 2025, we refreshed our committee’s leadership, with the appointment of Ms. Steele as the chair, and moved into a new phase of strengthened rigor and oversight. Ms. Steele is a highly respected leader with a proven track record as an executive and director for world-class technology companies. The committee makeup also benefits from the expertise of Andy Vitus and Yvonne Wassenaar, each with significant board experience and proven track records of guiding high-growth technology companies to new heights. The committee also refreshed their outside compensation advisors in the United States and in Israel. Following the 2025 annual shareholder meeting, this newly constructed committee embraced the opportunity to better align executive pay with shareholder value creation.

redesigning incentives for long-term alignment

Shareholders’ primary feedback was consistent and clear: the one-year performance period tied to our performance-based equity incentives did not result in sufficient long-term alignment. In response, we are pivoting to a more durable and more transparent long-term incentive ("LTI") program:

▪
Longer-Term Outlook: Beginning in 2026, the LTI program will consist solely of restricted share units ("RSUs") that vest ratably over a five-year time horizon, extending the vesting period from the previous four-year plan. This meaningfully extends the alignment window for our executive pay, ensuring our leaders remain focused on lasting value creation, and aligns pay outcomes directly with long-term share price performance.
▪
Direct Shareholder Alignment: Replacing the performance-based restricted share units ("PSUs") that contained one-year performance metrics with extended-term RSUs allows us to prioritize long-term share price appreciation over short-term operational goals. While this design utilizes time-based vesting, the extended five-year horizon requires sustained performance to deliver value. This simple, transparent structure aligns executive interests directly with shareholders: leadership benefits only when the company creates durable value over the long term.
▪
Operational Durability: The committee determined that three-year internal goal-setting is increasingly unworkable in our rapidly evolving industry and operating environment, where a lack of long-term predictability and market volatility can result in targets set unrealistically high or low. By focusing on a five-year equity horizon, we avoid the pitfalls of potentially inaccurate multi-year forecasting. Instead, we have aligned pay directly with the long-term share performance experienced by shareholders.

34 2026 Proxy Statement

Executive Compensation

▪
Performance-Driven Cash Incentives: We remain committed to rigorously measuring annual operating performance in our short-term incentive ("STI") program. This program rewards meaningful achievement against the key metrics critical to our success using a sliding scale, providing payouts from 0% to a cap of 200% of target.
▪
New Stock Ownership Guidelines: To further encourage holistic, long-term decision-making and reinforce a culture of ownership, the committee has adopted our first formal Stock Ownership Guidelines.
▪
Enhanced Disclosures: The following discussion has been redesigned to provide greater clarity and transparency on decision-making and goal-setting.

looking forward

We appreciate your continued investment in JFrog, and the constructive feedback we received. We believe the changes outlined are not only responsive to the feedback, but create an improved, comprehensive and competitive program aligned with our shared business growth objectives. We are also now better aligned with Israeli regulations and market norms which is critical to the company's ability to recruit executive talent in Israel. With greater simplicity and transparency, we believe we have created a superior framework for JFrog’s next chapter.

We respectfully ask for your support by voting FOR each of the proposals described in this Proxy Statement.

Sincerely,

The JFrog Compensation Committee

Elisa Steele, Chair, Andy Vitus, and Yvonne Wassenaar

2026 Proxy Statement 35

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal year 2025 compensation program for our principal executive officer, our principal financial officer, and our remaining two executive officers at fiscal year-end who were our most highly-compensated executive officers (our “Named Executive Officers” or "NEOs"). For fiscal year 2025, our Named Executive Officers were:

•
Shlomi Ben Haim, our Chief Executive Officer (“CEO”) and Chairman of our board of directors;
•
Eduard Grabscheid, our Chief Financial Officer (“CFO”);
•
Yoav Landman, our Chief Technology Officer (“CTO”); and
•
Tali Notman, our Chief Revenue Officer (“CRO”).

Responding to 2025 Compensation-Related Votes

Our compensation committee and board value our shareholders’ perspectives and undertook a comprehensive engagement effort following our 2025 annual meeting – outlined in Shareholder Engagement in the Corporate Governance section of this proxy statement. The board proactively solicited the views of shareholders who voted both 'for' and 'against' our 2025 compensation-related proposals.

In Spring 2025, in connection with our annual meeting, we conducted outreach to 19 of our top 35 shareholders holding 41% of our outstanding shares. We held meetings with 4 of these shareholders holding 7% of our outstanding shares.

In Fall 2025, we conducted additional outreach to 15 of our top 25 shareholders holding 38% of our outstanding shares. We held meetings with 8 of these shareholders holding 19% of our outstanding shares.

Led by our new compensation committee Chair, directors participated in 100% of meetings held.

These conversations provided critical guidance to our refreshed committee as it developed its response to the approximately 60% level of support for our 2025 compensation-related proposals. Investors we spoke with consistently identified the one-year performance period of our performance-based share units ("PSUs") as a primary concern and encouraged a structure with a stronger long-term orientation. With this feedback in mind, we redesigned our long-term incentive structure for 2026 to eliminate one-year performance metrics and to improve our program’s alignment with long-term value creation. Detail regarding the feedback we received from multiple shareholders that informed our thinking and perspective for this redesign is outlined in the table below.

Executive Compensation

36 2026 Proxy Statement

Executive Compensation

Key Themes Across Our 2025 Engagements with Shareholders
What we heard regarding our long-term incentives	Our response and perspective
Shareholders were critical of the one-year performance period underpinning our PSUs.

While each shareholder shared a unique perspective, across our conversations we heard consistently that our long-term incentive design needed to change to motivate and reward performance over a longer time horizon.

The committee also took note of shareholders’ preference for responsive (as opposed to binary) pay outcomes, evolving and varied views regarding equity vehicle mix, as well as the relatively small size of the rTSR comparator group used for our PSUs.

The committee considered this feedback in light of our pay objectives and the complexities of our business and industry. These complexities, including but not limited to:

•
the high growth, dynamic nature of our business
•
fast-paced innovation cycles
•
the rapid evolution of our software supply chain platform, and
•
geo-political considerations relative to our multi-jurisdictional operating structure continue to make multi-year goal-setting highly uncertain at best and render performance measurement against a broader industry group or index less meaningful. Following a thorough, months-long review of various alternatives relative to the feedback received and the complexities outlined, the committee determined to evolve our long-term incentive structure to remove PSUs.

Beginning in 2026, long-term equity incentives will consist solely of restricted share units ("RSUs") that vest ratably over an extended period of a five-year time horizon. This approach prioritizes simple, direct and durable alignment between executives' pay and shareholder experience over a long-term horizon. This design also better aligns with Israeli market norms.

Shareholders generally preferred a structure that provided for responsive pay outcomes relative to performance, as opposed to the binary structure our PSUs utilized.

Some shareholders noted that PSUs do not necessarily provide better pay and performance alignment, while others encouraged us to increase the PSU weighting of our long-term incentive program if we also could extend the performance period to at least three years.

Some shareholders questioned our use of TSR performance relative to our compensation peer group as the metric for our PSUs (as opposed to a broader industry group or index). Shareholder views regarding performance metrics were otherwise highly varied, such that no consensus preference existed for any category or type of metric.

Other executive compensation feedback	Our response and perspective

Shareholders generally understood the competitively sensitive nature of our net new annual recurring revenue ("NNARR") annual incentive goals. Nevertheless, some encouraged us to enhance our disclosure regarding our decision-making and goal-setting processes.

The committee appreciated shareholders’ desire for increased transparency, and accordingly we have included additional disclosure regarding our rationale for selecting NNARR as our annual incentive metric as well as how the committee satisfied itself that our goals were appropriately challenging. Consistent with shareholders’ desire for responsive pay outcomes, we maintained the sliding scale structure of our annual incentive goals, which provides for pay outcomes

2026 Proxy Statement 37

Executive Compensation

ranging from 0% to 200% of target based on performance.
Some shareholders questioned the mid-year adjustment to our 2024 NNARR goal.

Shareholders understood our explanation that unforeseeable changes in the macroenvironment following establishment of our 2024 NNARR goals extended the timeline for customer purchasing decisions, in turn modifying our annual projections. As revised, the committee continued to view the goal as challenging, and capped potential payouts at 100% of target unless the original (unmodified) target was exceeded to avoid any compensation windfalls. The committee continues to believe that modifications should be made only in the event of unforeseen or extraordinary circumstances, and no such modifications were made during 2025.

A minority of investors questioned the increase in our CEO’s pay quantum for 2025, while in some cases acknowledging that it nonetheless remained low relative to peers.

In determining our CEO’s pay, the committee undertakes a rigorous, independent review that considers our motivational and retention objectives as well as the competitive market for talent. The total target value of our CEO’s 2025 equity award remained flat relative to 2024, and while his cash compensation increased modestly, it remained well centered within our peer group, as did his target total direct compensation.

It is important to note that the amount of our CEO's equity award reported in our Summary Compensation Table is higher than the target value approved by the committee due to timing considerations associated with the shareholder approval requirement applicable to our CEO’s and CTO's compensation under Israeli Companies Law. While the committee and board approved 2025 equity awards for all executives, including our CEO, in February 2025, the grant to our CEO could not be made effective unless it was approved by shareholders on May 20, 2025. During this period between the Board approval and when the grant was effective, our share price increased by nearly $10, resulting in the greater accounting value of our CEO's equity compensation reported in the Summary Compensation Table.

Shareholders supported adoption of stock ownership guidelines.	We introduced and adopted stock ownership guidelines to reinforce our program’s focus on long-term alignment of management and shareholder interests.

38 2026 Proxy Statement

Executive Compensation

2026 Long-Term Incentive Program Changes

Beginning in 2026, we are eliminating one-year performance on executives’ long-term incentive pay outcomes. Long-term incentives now consist solely of RSUs that vest ratably over a five-year time horizon, extending the time horizon for our long-term incentives that was measured in our prior PSU structure. Going forward, one-year performance measures will be used solely in our annual incentive program, which scales pay outcomes upwards or downwards relative to our performance against challenging financial objectives. These changes are incorporated in the compensation packages for our CEO and CTO presented for shareholder approval in Proposals 5 and 6 of this proxy statement.

2025 LTI Design - CEO(1)

PSUS	56% Percentage of shares at risk or earned based on 1-year performance(1)

RSUS
(1)
PSU and RSU weighting reflects the CEO's 2025 equity vehicle mix; shares at risk or earned based on one-year performance Includes all PSUs (42% of award at target) and percentage of RSUs vested after 1 year (14.6%), rounded to the nearest percentage. 2025 equity vehicle mix for other NEOs at target was 20% PSUs and 80% RSUs.
(2)
25% of PSUs cliff vest when earned, with ratable quarterly vesting over the following three years. 25% of RSUs granted cliff vest after year 1, with ratable quarterly vesting thresholds.

2026 LTI Design - CEO + NEOs

RSUS

2026 Proxy Statement 39

Executive Compensation

Fiscal 2025 Pay and Performance Highlights

Our 2025 performance showcases our strong strategic execution and operational excellence.

•
Revenue equaled $531.8 million, up 24% year-over-year.
•
Cloud revenues of $243.3 million, up 45% YoY.
•
JFrog Security Core was 7% of revenue, 10% of ARR, and 16% of remaining performance obligations ("RPO").
•
RPO were $565.7 million as of December 31. 2025, up 40% YoY.
•
GAAP operating margin was (17.3%); Non-GAAP operating margin was 17.3%.*
•
GAAP operating loss was ($91.9) million; Non-GAAP operating income was $92.1 million.*
•
GAAP Net Loss Per Share was ($0.62) compared to ($0.63) year over year; Non-GAAP Diluted Earnings Per Share was $0.82 as compared to $0.65 year over year.*
•
Operating Cash Flow was $145.7 million; Free Cash Flow was $142.3 million (approximately 27% of total revenue).*
•
Customers with annual recurring revenue (“ARR”) greater than $1 million increased to 74 customers as of December 31, 2025, compared with 52 customers as of December 31, 2024.**
•
Customers with ARR greater than $100,000 increased to 1,168 customers as of December 31, 2025, compared with 1,018 as of December 31, 2024.**
•
Net Dollar Retention rate for the trailing four quarters was 119% compared to 116% as of December 31, 2024. **
•
Rule of 51 in 2025; Rule of 48 in 2024.
•
TSR performance relative to compensation peer group was 114%.

* See Appendix A for a reconciliation of non-GAAP financial measures to the comparable GAAP measures.

** See Appendix B for explanations of operating metrics.

Our 2025 performance is reflected in the performance levels achieved under our annual and long-term incentive awards.

40 2026 Proxy Statement

Executive Compensation

Compensation Philosophy and Objectives

Our executive compensation program is grounded in a pay‑for‑performance philosophy and is designed to attract, motivate, reward, and retain the leadership talent needed to execute our strategy and targets for the year. Consistent with our focus on long‑term value creation, our program increasingly emphasizes incentives that promote sustained performance and alignment with the interests of our shareholders and other stakeholders. As we focus on these objectives to motivate and reward individual initiative and effort, a meaningful portion of NEOs’ annual target total direct compensation is “at-risk” and variable in nature. While we do not determine either “variable” or “fixed” pay for NEOs with reference to a specific percentage of target total direct compensation, we seek to emphasize variable pay over fixed pay. This philosophy is reflected in the balance in the target total direct compensation opportunities of our NEOs, pursuant to which we have designed our executive compensation program to achieve the following primary objectives:

•
Attract, motivate, reward and retain a highly talented team of executives with the requisite experience and skills to support our strategic growth plans within the context of responsible cost management
•
Drive operational excellence and our focus on customer expansion through performance metrics that tie annual incentives to our financial and strategic objectives
•
Align executives’ and shareholders’ interests by directly linking their long-term incentive compensation opportunities to shareholder value creation
•
Offer competitive, market-informed target compensation opportunities to our executives that are internally consistent and fair

2026 Proxy Statement 41

Executive Compensation

Compensation Elements

Our executive compensation program consists principally of base salary, annual cash incentive awards and long-term incentive compensation in the form of equity awards. Each component supports our talent attraction, retention, and motivation goals, and collectively they ensure that we balance our talent attraction and retention objective to maintain a stable executive team with the right skills and experience to lead the business. Our short- and long-term incentives meet our motivation and pay-performance alignment objectives through variable and performance-linked pay opportunities.

Element(1)	Rationale	Key Characteristics/Metrics
Base Salary - CASH (fixed) CEO OTHER NEOS

Provides a specified level of consistent compensation throughout the year with the expectation that the recipient will perform his/her responsibilities to the best of his/her ability and our best interests

• Established upon arm’s length negotiation at the time of hire considering position, qualifications, experience and internal pay equity; reviewed annually thereafter
Annual Incentive Awards - Cash (variable) CEO OTHER NEOS

Designed to motivate executives to achieve key annual performance goals, with performance and payout levels that require stretching performance relative to our annual operating plan to achieve target goals

To earn any payout, performance must exceed a threshold of 0% of plan, with a maximum payout opportunity of 200% for performance at or above target

•   Determined based on fiscal 2025 NNARR and operating margin performance

•   NNARR selected due to its significance to our ability to achieve our growth plans and drive long-term shareholder value

•   Operating margin drives operational efficiency

•   Payout can range from 0% to 200% of target

Long-Term Incentive Awards - EQUITY (VARIABLE) CEO OTHER NEOS

Designed to motivate and reward executives for performance that delivers shareholder value creation, aligning pay outcomes with shareholder experience

Multi-year vesting furthers shareholder alignment and helps us retain our NEOs in a highly competitive market

PSUs

•   Fiscal year 2025 grants tied to JFrog’s 2025 TSR performance relative to compensation peers

•   Achievement is binary based on one-year rTSR performance; payout is 0% for performance at or below peer median, and 100% for performance above the median

RSUs

•   Four years: 25% vests after one year, with the remainder vesting ratably quarterly over the subsequent three years

(1) Pay percentages represent the CEO's 2025 annual base salary and target incentive pay opportunities.

42 2026 Proxy Statement

Executive Compensation

Base Salary

In the first quarter of each fiscal year, the compensation committee reviews NEOs' base salaries taking into consideration the factors considered in “Compensation-Setting Process – Setting Target Total Direct Compensation” below. Following review, the committee and board of directors determined to make incremental increases to fiscal 2025 base salaries as outlined below. For Mr. Grabscheid in particular, the committee and board considered his strong performance, evidenced by the best-in-class delivery of results within the software industry during 2024, his first year in the CFO role, and the expanded contributions expected of him in fiscal 2025. In accordance with Israeli Companies Law, Mr. Ben Haim’s and Mr. Landman’s salary increases were approved by our shareholders at our May 2025 annual meeting.

Named Executive Officer	Fiscal Year 2024 Base Salary ($)	Fiscal Year 2025 Base Salary ($)	Percentage Change
SHLOMI BEN HAIM	600,000	625,000	4.2%
EDUARD GRABSCHEID	450,000	500,000	11.1%
YOAV LANDMAN(1)	402,029	423,188	5.3%
TALI NOTMAN	500,000	525,000	5.0%

(1)
Mr. Landman’s base salary (inclusive of his travel allowance) is paid as a fixed amount in NIS. For comparative purposes, his base salary for both 2025 and 2024 was converted into United States Dollars (“USD”) at an exchange rate of 3.45 NIS for each 1.000 USD, which was the average exchange rate in effect for fiscal year 2025.

Annual Cash Incentives

Our 2025 Compensation Policy enables our compensation committee and board of directors to provide cash incentive awards to selected employees, including our Named Executive Officers, based upon our actual achievement as measured against performance metrics established by the compensation committee and approved by the board.

Target Annual Cash Incentive Award Opportunities

In February 2025, our compensation committee and board of directors determined target cash bonus opportunities for each of our NEOs as a percentage of their respective base salaries as follows, with amounts for Mr. Ben Haim and Mr. Landman contingent on shareholder approval at our 2025 annual meeting:

Named Executive Officer	Annual Base Salary for 2024 ($)	Annual Base Salary for 2025 ($)	Target Bonus Opportunity for 2024 (% of base salary)	Target Bonus Opportunity for 2025 (% of base salary)	Target Bonus Opportunity for 2024(1) ($)	Target Bonus Opportunity for 2025(1) ($)	% Increase in Target Bonus Opportunity from 2024 to 2025 (% of base salary)
SHLOMI BEN HAIM	600,000	625,000	100%	100%	600,000	625,000	0%
EDUARD GRABSCHEID	450,000	500,000	50%	60%	225,000	300,000	20%
YOAV LANDMAN(2)	402,029	423,188	60%	60%	241,217	253,913	0%
TALI NOTMAN	500,000	525,000	100%	100%	500,000	525,000	0%

(1)
Reflects annualized values based on salaries and target opportunities approved in fiscal 2025. Summary Compensation Table amounts actually paid were prorated to the effective date of the increase in each NEO’s base salary and target bonus opportunity, if any, in 2025. Salary adjustments, if any, were effective March 1 for 2025 and April 1 for 2024.
(2)
Mr. Landman’s base salary (inclusive of his travel allowance) is paid as a fixed amount in NIS. For comparative purposes, his base salary for 2025 and 2024 was converted into USD at an exchange rate of 3.45 NIS for each 1.000 USD, which was the average exchange rate in effect for fiscal year 2025.

For all NEOs other than Mr. Grabscheid, the compensation committee considered the factors outlined in “Compensation Setting Process – Setting Target Total Direct Compensation” below and determined that target annual cash incentive award opportunities consistent with fiscal 2024 levels continued to be appropriate. The compensation committee and board of directors increased Mr. Grabscheid’s target annual cash incentive award opportunity after considering his strong

2026 Proxy Statement 43

Executive Compensation

performance during his first year in his role as CFO, as outlined above, and to better align his target total cash pay opportunity relative to peers. In accordance with Israeli Companies Law and our 2025 Compensation Policy, our shareholders approved the target annual cash incentive award opportunities of Mr. Ben Haim and Mr. Landman at our May 2025 annual meeting of shareholders.

Corporate Performance Metrics

In the committee’s view, our most senior executives have the greatest responsibility for JFrog’s performance, and therefore the committee determined that their target annual cash bonus opportunities should be based 100% on corporate financial performance.

Our 2025 Bonus Plan used Net New Annual Recurring Revenue ("NNARR") as the primary performance metric, measured quarterly and annually (see Appendix B for a description of this operating metric). For 2025, we also added annual Operating Margin performance. The compensation committee and board of directors determined this allocation appropriately balances top-and bottom-line metrics as we continue to grow our business. Each NEO has the opportunity to earn between 0% and 200% of their respective target opportunity based on our performance measured against the metrics as follows:

Quarterly Performance Component (75% weighting)
Performance Metric	Description
NNARR

NNARR is the primary indicator of our growth trajectory and sales execution, and an ultimate driver of shareholder value creation. Investors look to NNARR as a measure of our success at selling our software solutions, innovating and performing against our competitors. Accordingly, the committee heavily weighted NNARR quarterly and annual performance under our Bonus Plan. It believes that quarterly performance targets are aligned with our business cycle and more rapidly motivates achievement of our growth objectives than annual only targets.

While NNARR is a key indicator of our pipeline, we do not publicly disclose NNARR targets or results because we believe disclosure of this information would result in competitive harm. At the beginning of the performance period, the compensation committee established quarterly and annual NNARR targets relative to our annual operating plan and considered our annual business cycle in establishing the quarterly targets. In doing so, the committee believed that achievement of target performance would require a challenging level of execution and effort by our NEOs, and that achievement was uncertain, but attainable in the event of strong performance. For each quarter, achievement at 100% of target results in payout at 100%, with linear interpolation downwards as low as 0% and upwards subject to a maximum of 200% of target.

Annual Performance Component (25% weighting)
NNARR (weighted 60%)

For the reasons detailed above, the committee also established a challenging annual NNARR performance target relative to our operating plan. Achievement at 100% of target results in payout at 100%, with linear interpolation downwards as low as 0% and upwards subject to a maximum of 200% of target.

Operating Margin (weighted 40%)

Operating margin is a strong indicator of our profitability. Accordingly, the compensation committee added operating margin as an annual performance measure for 2025 to drive operational efficiency. The committee elected to measure only annual operating margin performance because, unlike NNARR, quarterly operating margin performance targets do not better incentivize our operating objectives. We do not disclose our operating margin targets as doing so would result in competitive harm. The committee established our annual performance target relative to our annual operating plan, and believed that achievement of target performance would require a challenging level of operational efficiency for the year.

44 2026 Proxy Statement

Executive Compensation

2025 Performance Results and Payouts

Following year end, our compensation committee assessed our performance against our 2025 Bonus Plan and approved the results and actual amounts earned as reflected in the charts and table below.

Based on combined NNARR and Operating Margin achievement as detailed above, overall fiscal 2025 bonuses were earned at 147.2% of target, resulting in payouts for each NEO as reflected in the table below:

Named Executive Officer	Fiscal Year 2025 Bonus Plan Payout
Shlomi Ben Haim	$913,581
Eduard grabscheid	$423,068
Yoav Landman	$370,530
TALI NoTMAN	$766,427

2026 Proxy Statement 45

Executive Compensation

Long-Term Incentive Compensation

Long-term equity is the largest and most critical component of our executive pay. These awards align executive and shareholder interests by rewarding sustained share appreciation in absolute terms and relative to peers. Additionally, extended vesting periods promote leadership stability and retention. Our 2025 LTI program consisted of both PSUs with one-year performance periods and four total years of vesting and four-year RSUs. Starting in 2026, as detailed in "Responding to 2025 Compensation-Related Votes” and “2026 Long-Term Incentive Program Changes,” the LTI program will consist of five-year RSUs to improve long-term alignment with shareholder interests and further strengthen retention value.

Equity Vehicles Used: RSUs and PSUs

For 2025, we used both RSU and PSU awards as follows.

Equity Vehicle	Fiscal 2025 Weighting	Performance Period	How Value Realized Is Determined	Rationale
PSUs	CEO: 42%

Binary assessment of one-year rTSR performance period determines PSU achievement and eligibility to vest

25% of shares underlying the PSU award vest, if earned, after one year, with the remaining earned shares vesting ratably quarterly thereafter over the subsequent three years

			Fiscal 2025 relative TSR greater than the median of our 2025 compensation peer group	Ties NEO compensation to shareholder value creation Incentivizes out-performance relative to our peers
Other NEOs: 20%
RSUs	CEO: 58%	Four years: 25% of the award vests after one year, with the remainder vesting ratably quarterly thereafter over the subsequent three years	Value of share

Value is tied to our share price performance, directly aligning executive and shareholder interests

Promotes program durability and retention as RSUs have upside potential but deliver some value even in the absence of share price appreciation

Other NEOs: 80%

In light of ongoing macroeconomic uncertainty and the rigorous, binary nature of the PSU performance goal, the committee sought to reinforce the resilience of our compensation program and its ability to support motivation and retention through

46 2026 Proxy Statement

Executive Compensation

market cycles. As a result, the board reduced PSU weightings for 2025 by approximately 10 percentage points for all NEOs, from 2024, including the CEO. Nevertheless, following this change, Mr. Ben Haim’s PSU weighting remained above the peer-group average.

2025 Equity Award Grant

We do not use a rigid formula to determine annual equity awards. Instead, the committee exercises judgment to size grants, subject to the ratio limits required by the Israeli Companies Law and our compensation policy. Key drivers include the retention value of existing unvested holdings, our desire to motivate continued out-performance relative to peers, the tight labor markets, and fierce competition for talent in the San Francisco Bay Area and Israel, and our management of burn rate and dilution, alongside the standard factors detailed in "Compensation-Setting Process– Setting Target Total Direct Compensation" below.

In February 2025, after reviewing these driving factors, our compensation committee and board of directors determined to maintain the target value of our CEO's equity awards as compared to fiscal 2024, and to increase the target equity awards granted to other NEOs as set forth below. Equity awards for Mr. Ben Haim and Mr. Landman were subject to shareholder approval, which was obtained on May 20, 2025 (see footnote 1).

Name	Number of RSUs	Approximate Targeted Aggregate Grant Date Fair Value of RSUs(1)	Number of PSUs	Approximate Targeted Aggregate Grant Date Fair Value of PSUs(1)
SHLOMI BEN HAIM	203,784	$7,000,000	145,560	$5,000,000
EDUARD GRABSCHEID	74,526	$2,560,000	18,632	$640,000
YOAV LANDMAN	79,185	$2,720,000	19,796	$680,000
TALI NOTMAN	139,738	$4,800,000	34,934	$1,200,000

(1) The targeted values were converted to shares based on our 20 trading-day average closing share price for the period ending on the day prior to the board’s approval of fiscal 2025 awards (February 11, 2025), which results in these target values being different than the values reported in the Summary Compensation Table below, which requires reporting based on fair value under the accounting rules. For Mr. Ben Haim and Mr. Landman, this resulted in a substantial difference in grant date fair value in fiscal 2025, as our share price increased from $34.35 to $43.55 between board approval on February 11, 2025 and their subsequent grant of May 20, 2025 following receipt of shareholder approval at our 2025 annual meeting, as required under Israeli law.

Each RSU award vests over a four-year period with 25% of the total original number of shares subject to the applicable RSU award vesting on the one-year anniversary of March 1, 2025, the vesting commencement date for the 2025 RSUs, and the remainder vesting ratably thereafter on a quarterly basis over the following three years in accordance with our equity grant practices, subject to the NEO’s continued service through each vesting date.

Each PSU award was only eligible to be earned and vest if our total shareholder return for 2025 was greater than the median of the total shareholder return for the companies in our 2025 compensation peer group. This calculation uses the volume-weighted average price for shares traded in December 2025, assuming any dividends paid in 2025 were reinvested, divided by the volume-weighted average price for shares traded in December 2024. If JFrog’s total shareholder return was not greater than the median, no portion of the PSU awards would be eligible to vest. The committee selected JFrog’s compensation peers as the relative comparator group for our 2025 PSUs because these companies represented a set of companies operating in similar industries and were similar in size to JFrog.

2026 Proxy Statement 47

0% of Target Achievement	100% of Target Achievement

114%

JFROG 2025 relative
TSR performance

Peer Group median TSR (-32%)(1)

(1)
The 2025 peer group consisted of the companies set forth in "2025 Peer Group" below.

Executive Compensation

Fiscal 2025 PSU Achievement and Payout

In February 2026, our board of directors verified the achievement of the total shareholder return performance goal under the 2025 PSU Award as follows:

Compensation-Setting Process and Governance

Limitations Under Our 2025 Compensation Policy Designed to Reduce Excessive Risk-Taking

As discussed above, our 2025 Compensation Policy included measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, including the following:

•
The maximum annual cash bonus that an executive officer, other than the CEO, will be entitled to receive for any given calendar year will not exceed 200% of such executive officer’s annual base salary. The maximum annual cash bonus that the CEO will be entitled to receive for any given calendar year will not exceed 250% of his annual base salary.
•
With respect to equity-based compensation issued to our executive officers, the total fair market value of such compensation at the time of grant shall not exceed: (i) with respect to the CEO, the higher of (A) 500% of his annual base salary, or (B) 0.50% of the company’s fair market value, and (ii) with respect to each of the other executive officers, the higher of (A) 300% of his or her annual base salary or (B) 0.35% of the company’s fair market value.
•
Pursuant to the 2025 Compensation Policy, the value of the total annual bonus and equity-based compensation opportunity of an executive officer shall not exceed 97% of the value of the total compensation package of such executive officer on an annual basis, as determined based on the accounting principles used by the company for its financial statements or such other method as determined by the compensation committee or the board of directors.
•
Unless determined otherwise in a specific award agreement approved by the compensation committee and the board of directors, grants to executive officers other than non-employee directors shall vest over a period of between one and five years, or based on performance.

Our 2025 compensation program complied in all respects with our 2025 Compensation Policy.

Role of Shareholders

In accordance with the Israeli Companies Law, decisions with respect to fiscal year 2025 executive officer and director compensation are governed by our shareholder-approved 2025 Compensation Policy. Compensation determinations for executive officers who are also members of our board of directors – Mr. Ben Haim and Mr. Landman – must also be approved by shareholders pursuant to the Israeli Companies Law. In addition, as outlined above, the committee considers feedback received through engagement with shareholders in its decision-making process.

48 2026 Proxy Statement

Executive Compensation

Role of the Compensation Committee and the Board

Our compensation committee establishes our compensation philosophy and objectives, determines the structure and components of executive compensation in furtherance of our philosophy, and reviews annual compensation decisions before recommending them to our board of directors for approval, typically in the first quarter of each year. As noted above, our CEO’s and CTO’s annual compensation decisions are also approved by shareholders.

For NEOs other than our CEO, the CEO evaluates each executive’s performance and provides recommendations to the committee and board regarding their respective compensation. The committee carefully considers the CEO’s recommendations given his familiarity with the day-to-day contributions and performance of the leadership team. The final compensation decisions are made by the committee and board of directors. In the case of the CTO, per Israeli Companies Law, the CTOs compensation must also be approved by the shareholders before being final.

For the CEO compensation process, our CEO provides the committee with a self-assessment of performance against strategic goals but does not participate in the deliberation or voting on his own compensation. The committee determines CEO compensation in an executive session, taking into consideration company-wide performance results, its own evaluation of leadership performance, and competitive market data provided by its independent compensation consultant. The final compensation decision is made by the board of directors and must be approved by the shareholders per Israeli Companies Law before being final.

Role of Management

Management, including our CEO, supports the compensation committee by providing information on company and individual performance and perspectives on program design. Our CEO also attends meetings of our board of directors and the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation that are handled in executive session without the CEO present in accordance with the 2025 Compensation Policy and the Israeli Companies Law.

Role of the Compensation Consultant

In fiscal year 2025, the compensation committee engaged Compensia to serve as its compensation consultant to advise on executive and Director compensation matters. Compensia reports directly to the compensation committee and its chair, and serves at the discretion of the compensation committee, which reviews the engagement annually. The compensation committee exercises its own judgment in making its decisions and recommendations with respect to the compensation of our Named Executive Officers.

During fiscal year 2025, Compensia attended meetings of the compensation committee as requested and provided various services including the following:

•
the review, analysis, and updating of our compensation peer group;
•
the review and analysis of the base salary levels, target annual cash incentive awards, and long-term incentive compensation of our Named Executive Officers against competitive market data based on the companies in our compensation peer group and/or selected broad-based compensation surveys;
•
advice regarding our executive incentive program design;
•
an assessment of executive compensation trends within our industry, including compensation-related corporate governance and regulatory issues and developments;
•
assisting in the risk assessment of our compensation programs;
•
an assessment of our director compensation program against competitive market data based on the companies in our compensation peer group; and
•
support on other ad hoc compensation-related matters throughout the year.

2026 Proxy Statement 49

Executive Compensation

Compensia also coordinated with our management for data collection and job matching for our executive officers. In fiscal year 2025, Compensia performed no services for the company other than those performed at the direction of the compensation committee.

The compensation committee has evaluated the services that Compensia provided, the quality of those services and the fees associated with the services provided during fiscal year 2025. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4) and Section 5605(d)(3) of the Nasdaq Stock Market Listing Rules relating to the independence of the compensation committee’s compensation, the compensation committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.

Setting Target Total Direct Compensation

In making decisions and recommendations about the compensation of our Named Executive Officers, the members of the compensation committee are presented with a competitive market analysis prepared by its compensation consultant to gain a general understanding of competitive market compensation levels. The compensation committee does not engage in formal benchmarking or establish a specific target for formulating the target total direct compensation of our Named Executive Officers. Drawing on this data, the members of the compensation committee apply their professional experience and judgment to consider additional factors as applicable, which generally include one or more of the following:

•
our executive compensation program objectives;
•
corporate performance against the financial, operational and strategic objectives;
•
each individual Named Executive Officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly-situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•
the scope of each Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•
the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team;
•
the potential future contributions of each individual Named Executive Officer to our long-term financial, operational and strategic objectives;
•
the value of unvested equity awards previously granted;
•
our CEO’s compensation relative to that of our other Named Executive Officers, and compensation parity among our Named Executive Officers;
•
the compensation practices of our compensation peer group and broader executive compensation trends and the positioning of each Named Executive Officer’s compensation in a ranking of executive officer compensation levels based on an analysis of competitive market data; and
•
the recommendations of our CEO with respect to the compensation of our Named Executive Officers (except with respect to his own compensation).

No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The compensation committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions and recommendations.

50 2026 Proxy Statement

2025 Peer Group

Appian	Intapp	Semrush Holdings
C3.ai	Jamf Holding	SentinelOne
Confluent	nCino	Sprout Social
DigitalOcean Holdings	PagerDuty	Tenable Holdings
Elastic N.V.	Payoneer Global	Varonis Systems
Five9	Qualys
GitLab	Rapid7

Peer Group Selection Criteria
Industry	Revenue	Market Capitalization
• Application software • Internet software and services • Systems software	• 0.5x to 3x JFrog's trailing four quarter revenue • Revenue range of $225M to $1.4B	• 0.5x to 3x JFrog's trailing 30-day average market capitalization at the time of selection • Range of $2.4B to $14.6B

The compensation committee used data gathered by Compensia from the public filings of the companies in our compensation peer group, as well as data from custom data cuts drawn from the Radford Global Technology Survey database that are similar to us in revenue, market capitalization and industry. This data permitted us to evaluate the competitive market when determining the total direct compensation packages for our Named Executive Officers, including base salary, target annual cash incentive awards, and long-term incentive compensation.

The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Executive Compensation

Competitive Positioning

The committee uses a carefully selected peer group to assess the market competitiveness of our executive pay levels and practices. We select technology companies that are comparable to us based on revenue, market capitalization, and industry focus. Our compensation peer group for fiscal year 2025 was developed in December 2024. During the peer review process, we removed three companies from our 2024 peer group (Alteryx which was acquired; Fastly which no longer met the peer group market cap requirements; and HashiCorp which was in the process of being acquired) and added Confluent, Payoneer Global, and SentinelOne. Following that exercise, our 2025 peer group was comprised of the following publicly-traded technology companies:

2026 Proxy Statement 51

What We Don't Do:

• No Executive Retirement Plans. Defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than those available to all eligible employees.

• No “Golden Parachute” Excise Tax Gross Ups on Change-in-Control Arrangements.

• No Hedging or Pledging of our Securities. We prohibit our employees, including our officers, and the members of our board of directors from engaging in hedging transactions or pledging our securities as collateral for a loan or holding our securities in a margin account.

• No Material Perquisites. Except in connection with their necessary re-location for business purposes or in connection with required regulatory fees.

• No Guaranteed Performance Payments. We do not guarantee payment under our annual bonus plan or performance-based equity awards.

• No Single-Trigger Change in Control Provisions. All of our severance agreements contain “double trigger” change in control provisions.

What We Do:

• Compensation Policy. Approved by board and shareholders and required under Israeli law.

• Periodic Annual Executive Compensation Review. Including strategy, compensation peer group and pay levels.

• Maintain Independent Compensation Advisor. To advise board on executive compensation matters.

• Clawback Policy. Provides for non-discretionary recovery of erroneously awarded incentive-based compensation, regardless of fault.

• Compensation Heavily At-Risk. To align the interests of our Named Executive Officers and shareholders.

*NEW*

• Extended Multi-Year Equity Vesting Requirements. Consistent with shareholder feedback and to reward performance over a longer time horizon.

• Adopted Stock Ownership Guidelines. For our executive officers and non-employee directors.

• Conducted a Robust Shareholder Outreach Program. To incorporate shareholder perspectives in compensation decision-making.

Executive Compensation

Compensation Governance

Our 2025 Compensation Policy

As a global Israeli company, we align our compensation practices with international standards while strictly adhering to the Israeli Companies Law. We operate under a shareholder-approved 2025 Compensation Policy that governs the terms of office and employment for our "office holders" (defined by law as directors and senior executives, including all Named Executive Officers).

Approval Authority & Process

•
Standard Approval: Generally, compensation arrangements and amendments for executive officers require the approval of both the compensation committee and the board of directors.

52 2026 Proxy Statement

Executive Compensation

•
CEO Delegated Authority: To maintain operational efficiency, our Policy authorizes the CEO to approve non-material amendments to the terms of his direct reports without additional committee/board approval, provided the terms remain consistent with the Policy.
•
CEO Compensation (Special Procedure): Compensation for the CEO generally requires a three-tier approval: (1) compensation committee, (2) board of directors, and (3) Shareholders (by a special majority vote).
•
Override Mechanism: If shareholders do not approve the CEO’s compensation, and the CEO is not a director, the committee and board may override the decision after providing a detailed report and re-evaluating the proposal against the Policy and legal requirements.
•
New Hire Exception: The committee may waive the shareholder vote for a CEO candidate with no prior affiliation to the company if a delay would impede hiring.
•
CEO as Director: If the CEO also serves as a director, their compensation must be approved in accordance with the strict rules applicable to director compensation.

Policy Objectives & Risk Management

Our 2025 Compensation Policy balances the need to recruit and retain top talent with the obligation to manage risk. It targets alignment with long-term shareholder value while mitigating excessive risk-taking through:

•
Caps: Limits on the maximum value of cash bonuses and equity awards.
•
Ratios: Defined limitations on the ratio between variable and total compensation.
•
Clawbacks: Provisions allowing the recovery of excess compensation in the event of an accounting restatement.
•
Compensation Elements and Performance Mechanics: Compensation is individually determined based on the executive’s role, education, and performance.
•
Annual Cash Bonuses: All bonuses are capped relative to base salary.
•
For the CEO: Measurable performance objectives (financial, operational, and strategic) are set annually by the Committee and board, in accordance with the Compensation Policy.
•
For other Executives: Objectives are generally set by the CEO, who retains discretion over the final evaluation. Awards may be based on a mix of company performance and individual goals (e.g., market share, efficiency, human capital).
•
Equity-Based Compensation: Awards (such as options or RSUs) are designed to align executive interests with long-term shareholder value. Grants are individually determined and subject to vesting schedules to promote retention.

Our 2025 Compensation Policy was submitted to our shareholders and subsequently approved at the 2025 Annual General Meeting of shareholders and will remain in effect until presented for re-approval at least every three years thereafter.

Other Components of Compensation

Health, Welfare, and Retirement Benefits

•
General Benefits and U.S. 401(k) Plan: Our Named Executive Officers participate in the same health and welfare benefit plans as other full-time employees in their respective jurisdictions, including medical, dental, and disability insurance. In the United States, we maintain a Section 401(k) plan (including a Roth component) with immediate vesting on employer contributions. We match 50% of employee contributions up to 8% of eligible compensation, subject to a maximum annual match ($14,000 for 2025).
•
Israeli Social Benefits: We do not offer a dedicated retirement plan in Israel beyond the social benefits required by law or customary market practice. For all Israeli employees, including NEOs, we contribute to insurance or pension funds to cover statutory obligations: 8.33% of base salary for severance pay (payable upon termination for any reason) and 6.5% for pension benefits (withdrawable upon retirement). Additionally, consistent with common Israeli practice, we contribute 7.5% of base salary (up to a statutory cap) to an Education Fund (Keren Hishtalmut) and provide a fixed travel allowance.

2026 Proxy Statement 53

Executive Compensation

•
Specific NEO Disclosures: While benefits are generally uniform for all Israeli employees, Mr. Landman receives a specific travel allowance capped at NIS 5,500 per month. The exact value of contributions made for Mr. Landman in 2025 is detailed in the "All Other Compensation" column of the Summary Compensation Table. We regularly review these programs to ensure they remain compliant and competitive with local market practices.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes.

Pursuant to Mr. Ben Haim’s offer letter with the company, Mr. Ben Haim is eligible to receive reimbursements for certain expenses incurred by him related to his relocation from Israel to the United States, up to a maximum amount of $50,000 per calendar year, in accordance with our standard expenses reimbursement policy, and we will provide Mr. Ben Haim with additional amounts sufficient to make such reimbursements tax neutral to Mr. Ben Haim. During fiscal year 2025, the company provided Mr. Ben Haim with payments pursuant to the relocation reimbursement provisions of Mr. Haim’s offer letter with an aggregate value of $73,592, counting both the reimbursements and tax neutrality payments. In February 2026, the company -paid the required HSR regulatory fees when filing the required documents as is customary in the market. Under the Israeli Companies Law, as a paid perquisite, this filing fee and associated tax obligations paid on behalf of Mr. Ben Haim are subject to shareholder approval. In the event such approval is not received, the fees paid will be reimbursed.

In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee and board of directors.

Employment Arrangements

We have entered into written employment agreements with each Named Executive Officer, approved by our compensation committee and board to secure top talent in a competitive market. These agreements have no fixed term and generally establish the executive's base salary, bonus targets, and benefit eligibility. The employment of Mr. Ben Haim, Mr. Grabscheid, and Ms. Notman is "at-will," meaning either party may terminate the relationship at any time without cause.

For detailed descriptions of the employment arrangements with our Named Executive Officers, see “Report of the Compensation Committee of the Board of Directors - Executive Employment Agreements” below.

Post-Employment Compensation

We have entered into severance agreements with our Named Executive Officers to secure their continued dedication and minimize distraction during potential change-in-control transactions. We believe these arrangements are essential for attracting and retaining top talent in a competitive market. Furthermore, conditioning these benefits on a release of claims protects the company from future disputes and liability. The compensation committee determines these arrangements independently from annual compensation decisions to ensure they remain market-competitive.

•
U.S. Executive Arrangements (Ben Haim, Grabscheid, Notman): Our U.S.-based NEOs are covered by "Severance Arrangements" that provide compensation and benefits upon specified involuntary terminations. Key provisions include:
•
"Double-Trigger" Acceleration: To avoid windfalls and retain talent, all change-in-control benefits - including the acceleration of equity awards - require both a change in control and a qualifying involuntary termination.
•
280G "Best After-Tax" Provision: If payments would trigger excise taxes under Section 280G of the Tax Code ("parachute payments"), the executive will receive either the full amount (paying the tax themselves) or a reduced amount, whichever results in the greater after-tax benefit.
•
No Tax Gross-Ups: We do not provide tax gross-ups for excise taxes related to a change in control.

54 2026 Proxy Statement

Executive Compensation

•
Israeli Executive Arrangement (Mr. Landman): Mr. Landman’s employment agreement provides severance benefits generally consistent with our U.S. executives. While his employment letter covers cash severance consistent with the U.S. approach, his "double-trigger" equity vesting acceleration is documented specifically in his award grant letters.

For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” below.

Other Compensation Policies

Compensation Recovery (“Clawback”)

We maintain a comprehensive recovery framework compliant with both U.S. regulatory standards and our internal compensation governance.

•
Mandatory SEC/Nasdaq Policy: In accordance with SEC and Nasdaq listing standards, we enforce a policy providing for the non-discretionary recovery of erroneously awarded incentive-based compensation from current and former executive officers in the event of an accounting restatement. This recovery is mandatory regardless of whether the executive was at fault.
•
2025 Compensation Policy (Israeli): Additionally, our 2025 Compensation Policy grants the company broad rights to recover excess bonus or equity compensation resulting from restated financials. Claims under this provision must be made within two years of the restated fiscal year end. Recovery under this specific provision may be waived if the restatement resulted from changes in financial reporting standards, or if the Compensation Committee determines that recovery would be impossible, impractical, or legally/commercially inefficient.

Stock Ownership Guidelines

Our board of directors has adopted Stock Ownership Guidelines that apply to our Section 16 officers (including our NEOs) and our non-employee directors. For a description of the Stock Ownership Guidelines, please see page 22 of this proxy statement.

Insider Trading Policy and Prohibition on Hedging and Pledging of Securities

We maintain strict policies designed to promote compliance with insider trading laws and align the interests of our team with those of our shareholders.

Under these policies, our directors, officers, employees, and agents are prohibited from:

•
Hedging and Derivatives: Engaging in transactions involving publicly traded options (such as puts or calls) or other hedging instruments designed to offset declines in our share value (excluding awards granted under company benefit plans).
•
Short Sales: Selling our securities "short" or "selling short against the box."
•
Pledging: Holding our securities in a margin account or pledging them as collateral for a loan.

Our insider trading policy allows our officers and directors to adopt Rule 10b5-1 trading plans which provide for transactions in our securities under specific circumstances. For more information regarding 10b5-1 trading plans, please see our Insider Trading Policy filed as Exhibit 19.1 to our Annual Report on Form 10-K, filed with the SEC on February 13, 2026.

Tax and Accounting Considerations

The compensation committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

2026 Proxy Statement 55

Executive Compensation

Deductibility of Executive Compensation

Section 162(m) of the Tax Code generally limits the amount a public company may deduct for federal income taxes purposes for compensation paid to its chief executive officer, chief financial officer, and certain other executive officers up to $1 million per executive office per year, subject to certain exceptions. As a publicly-traded company, the compensation committee and our board of directors are mindful of the benefits of full deductibility of compensation, and intend to operate our executive compensation program to be most efficient and effective for our shareholders, which may include compliance with Section 162(m) of the Tax Code.

The compensation committee and our board of directors believe it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Accounting for Share-Based Compensation

The compensation committee and our board of directors take accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain share-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

56 2026 Proxy Statement

Executive Compensation

Report of the Compensation Committee of

the Board of Directors

The compensation committee of our board of directors has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

Respectfully submitted by the members of the compensation committee of the board of directors:

Elisa Steele (Chair)

Andy Vitus

Yvonne Wassenaar

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and this report and the information contained therein will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act.

COMPENSATION RISK ASSESSMENT

The compensation committee of our board of directors believes that our employee compensation policies and programs do not encourage excessive and unnecessary risk-taking and are not reasonably likely to have a material adverse effect on our company. The compensation committee oversaw the performance of a risk assessment of our compensation policies and programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The compensation committee considered the findings of the assessment conducted by management with the assistance of Compensia, the compensation committee’s compensation consultant, and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage employees to take unnecessary or excessive risks, and that the level of risk that they might encourage is not reasonably likely to materially harm our business or financial condition, after considering mitigating controls.

2026 Proxy Statement 57

Executive Compensation

2025 SUMMARY COMPENSATION TABLE

The following table presents information concerning the total compensation of our Named Executive Officers for services rendered to us in all capacities during the years ended December 31, 2025, 2024, and 2023, except for Mr. Grabscheid who was not a Named Executive Officer in 2023.

Name and Principal Position	Year	Salary ($)	Share Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)

SHLOMI BEN HAIM,	2025	620,833	15,200,831	913,581	73,692	(3)	16,808,937
Chief Executive Officer	2024	575,000	9,099,840	543,750	74,209		10,292,799
	2023	500,000	6,638,140	—	26,890		7,165,030
EDUARD GRABSCHEID,	2025	491,667	3,188,981	423,068	11,125	(4)	4,114,841
Chief Financial Officer	2024	450,000	2,674,380	224,806	10,350		3,359,536
YOAV LANDMAN,	2025	400,532	4,308,841	370,530	83,156	(6)	5,163,059
Chief Technology Officer(5)	2024	347,769	2,007,184	219,365	73,727		2,648,045
	2023	320,865	1,999,997	198,271	69,509		2,588,642
TALI NOTMAN,	2025	520,833	5,979,375	766,427	7,438	(4)	7,274,073
Chief Revenue Officer	2024	480,000	4,014,392	489,002	9,600		4,992,994
	2023	460,000	3,999,994	448,730	9,200		4,917,924

(1)
Amounts reported represent the aggregate grant date fair value of equity awards granted to our executives, calculated in accordance with ASC Topic 718. For more information regarding the valuation of these awards, please refer to the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the executive officers.
(2)
The amounts reported represent payments made to applicable Named Executive Officers under our annual incentive bonus arrangements, which generally provided for quarterly and annual payments based on achievement of quarterly and annual NNARR and operating margin goals, as described in more detail in the Compensation Discussion and Analysis.
(3)
The amount reported represents expenses in the amount of $50,000 reimbursed by us to Mr. Ben Haim for expenses and an additional amount of $23,692 sufficient to make such reimbursements tax neutral to Mr. Ben Haim.
(4)
The amount reported represents company contributions made under our 401(k) plan.
(5)
All amounts reported for Mr. Landman with respect to “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” were paid in NIS. All compensation paid in NIS to Mr. Landman has been converted into USD at an annual average exchange rate of 3.45 NIS for each 1.0000 USD for fiscal year 2025, 3.7 NIS for each 1.000 USD for fiscal year 2024, and 3.690 NIS for each 1.000 USD for fiscal year 2023.
(6)
The amount reported represents (i) contributions by us of $33,364 in value of NIS to a severance fund under a Section 14 Arrangement pursuant to Israeli Severance Pay Law, (ii) contributions by us of $26,563 in value of NIS to a pension and manager’s insurance fund pursuant to Israeli labor laws, (iii) contributions by us of $4,099 in value of NIS to an education savings fund, and (iv) travel allowance for commuting costs of $19,130 in NIS.

We include the following information to satisfy disclosure requirements under the Israeli Companies Law for a fifth officer: total compensation for fiscal year 2025 of Ms. Shanti Ariker, our Chief Legal Officer, was $3,841,589, comprised of salary of $445,000, share awards of $2,989,688, non-equity incentive plan compensation of $392,901, and all other compensation of $14,000 (constituting company contributions made under our 401(k) Plan), with each such amount calculated pursuant to the same applicable methodology as under our 2025 Summary Compensation Table above.

All numbers in the "Salary" column above take into account that adjustments to executive salaries were made effective March 1, 2025. The numbers reported above in the "Salary" column are pro-rated based on two months of 2024 base salary and 10 months of 2025 base salary. The 2025 NEO annual base salaries are as follows: Shlomi Ben Haim, $625,000; Eduard Grabscheid, $500,000; Yoav Landman, $404,058; and Tali Notman, $525,000. Ms. Ariker's 2025 base salary is $450,000.

58 2026 Proxy Statement

Executive Compensation

GRANTS OF PLAN-BASED AWARDS IN 2025

The following table summarizes incentive plan-based awards granted to our Named Executive Officers during the fiscal year ended December 31, 2025.

Name	Grant Date	Date of Approval by Board of Directors	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: # of Shares or Units (3) (#)	Grant Date Fair Value of Share Awards (4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

SHLOMI BEN HAIM	5/20/2025	5/20/2025	—	—	—	—	145,560	145,560	—	6,326,038
	5/20/2025	5/20/2025	—	—	—	—	—	—	203,784	8,874,793
	—		—	620,833	1,241,667	—	—	—	—	—
EDUARD GRABSCHEID	2/11/2025	2/11/2025	—	—	—	—	18,632	18,632		509,771
	2/11/2025	2/11/2025	—	—	—	—			74,526	2,679,210
	—		—	287,500	575,000	—	—	—	—	—
YOAV LANDMAN	5/20/2025	5/20/2025	—	—	—	—	19,786	19,786	—	860,334
	5/20/2025	5/20/2025	—	—	—	—	—	—	79,185	3,448,507
	—		—	251,797	503,594	—	—	—	—	—
TALI NOTMAN	2/11/2025	2/11/2025	—	—	—	—	34,394	34,394	—	955,794
	2/11/2025	2/11/2025	—	—	—	—	—	—	139,738	5,023,581
	—		—	520,833	1,041,667	—	—	—	—	—

(1)
The amounts reported represent payments made to applicable Named Executive Officers under our annual incentive bonus arrangements which provide the target payouts between 0% and 200% as described in more detail in the Compensation Discussion and Analysis.
(2)
Shares reported represent PSUs granted under the 2020 Plan. As of December 31, 2025, the performance condition was satisfied. Thus, the PSUs are further subject to service-based vesting criteria described in the footnotes to the table below titled “Outstanding Equity Awards at Fiscal Year End.”
(3)
Shares reported represent awards of RSUs granted under the 2020 Plan. Each award of RSUs is subject to service-based vesting criteria described in the footnotes to the table below titled “Outstanding Equity Awards at Fiscal Year End."
(4)
Amounts reported represent the aggregate grant date fair value of share awards granted to our executives, calculated in accordance with ASC Topic 718. The fair value of RSUs is measured based on the closing price of the company’s ordinary shares, and the fair value of PSU is measured using a Monte Carlo simulation model, as discussed in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the executive officers.

2026 Proxy Statement 59

Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL 2025 YEAR-END

The following table presents information concerning all outstanding equity awards held by each of our Named Executive Officers as of December 31, 2025:

Name of Executive Officer	Grant Date		Options Awards				Share Awards

			Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested(1) ($)

SHLOMI BEN HAIM	5/20/2025	(2)	—	—	—	—	203,784	(9)	12,728,349
	5/20/2025	(2)	—	—	—	—	145,560	(11)	9,091,678
	5/20/2024	(2)	—	—	—	—	98,295	(3)	6,139,506
	5/20/2024	(2)	—	—	—	—	88,466	(4)	5,525,586
	5/15/2023	(2)	—	—	—	—	65,473	(5)	4,089,444
	5/15/2023	(2)	—	—	—	—	54,561	(6)	3,407,880
	5/16/2022	(2)	—	—	—	—	21,552	(7)	1,346,138
EDUARD GRABSCHEID	2/11/2025	(2)	—	—	—	—	74,526	(9)	4,654,894
	2/11/2025	(2)	—	—	—	—	18,632	(11)	1,163,755
	5/20/2024	(2)	—	—	—	—	9,632	(3)	601,615
	5/20/2024	(2)	—	—	—	—	3,715	(4)	232,039
	1/1/2024	(2)	—	—	—	—	32,504	(8)	2,030,200
	8/1/2023	(2)	—	—	—	—	5,115	(5)	319,483
	6/17/2022	(2)	—	—	—	—	2,500	(7)	156,150
YOAV LANDMAN	5/20/2025	(2)	—	—	—	—	79,185	(9)	4,945,895
	5/20/2025	(2)	—	—	—	—	19,796	(11)	1,236,458
	5/20/2024	(2)	—	—	—	—	28,669	(3)	1,790,666
	5/20/2024	(2)	—	—	—	—	11,058	(4)	690,683
	5/15/2023	(2)	—	—	—	—	32,736	(5)	2,044,691
	5/16/2022	(2)	—	—	—	—	10,345	(7)	646,149
TALI NOTMAN	2/11/2025	(2)	—	—	—	—	139,738	(9)	8,728,035
	2/11/2025	(2)	—	—	—	—	34,934	(11)	2,181,978
	5/20/2024	(2)	—	—	—	—	57,338	(3)	3,581,331
	5/20/2024	(2)	—	—	—	—	22,117	(4)	1,381,428
	5/15/2023	(2)	—	—	—	—	65,473	(5)	4,089,444
	2/9/2022	(2)	—	—	—	—	13,793	(7)	861,511
	7/29/2020	(10)	22,131	—	23.00	7/29/2030	—		—
	2/3/2020	(10)	9,113	—	15.12	2/3/2030	—		—

(1)
The market value of the share awards that have not vested is calculated by multiplying the number of shares by the fair market value per share of our ordinary shares on December 31, 2025, or $62.46 per share.
(2)
Each of the awards was granted pursuant to our 2020 Plan.
(3)
One-fourth of the shares vest on June 1, 2025 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(4)
Shares represent PSUs for which the performance-based vesting condition was satisfied, one-fourth of which vested on March 1, 2025 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(5)
One-fourth of the shares vested on June 1, 2024 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(6)
Shares represent PSUs for which the performance-based vesting condition was satisfied, one-fourth of which vest on March 1, 2024 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(7)
One-fourth of the shares vest on June 1, 2023 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(8)
One-fourth of the shares vest on March 1, 2025 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.

60 2026 Proxy Statement

Executive Compensation

(9)
One-fourth of the shares vest on March 1, 2026 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.
(10)
Each of the outstanding option awards was granted pursuant to our 2011 Israeli Share Option Plan (“2011 Plan”).
(11)
Shares represent PSUs for which the performance-based vesting condition was satisfied, one-fourth of which vest on March 1, 2026 and one-sixteenth vest quarterly thereafter until the award fully vests, subject to continued service with us through the applicable vesting date.

OPTION EXERCISES AND SHARES VESTED IN 2025

The following table shows certain information regarding option exercises and the vesting of share awards by our Named Executive Officers during the fiscal year ended December 31, 2025:

Name	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

SHLOMI BEN HAIM	—	—	267,624	12,230,329
EDUARD GRABSCHEID	20,360	707,314	42,925	1,895,150
YOAV LANDMAN	—	—	72,579	3,348,901
TALI NOTMAN	205,163	4,832,625	134,896	6,232,108

(1)
The aggregate value realized is calculated by multiplying (i) the number of ordinary shares acquired upon exercise by (ii) the difference between the closing price of our ordinary shares on the date of exercise, as reported by Nasdaq, and the applicable exercise price of the option, and does not represent actual amounts received by our Named Executive Officers as a result of the option exercises.
(2)
The aggregate value realized is calculated by multiplying (i) the number of ordinary shares acquired upon vesting of RSUs and PSUs by (ii) the closing price of our ordinary shares on the vest date (or, in the event the vest date occurs on a holiday or weekend, the closing price of our ordinary shares on the immediately preceding trading day), as reported by Nasdaq.

2026 Proxy Statement 61

PROPOSAL 5

TO APPROVE CHANGES TO THE COMPENSATION OF SHLOMI BEN HAIM, THE CHIEF EXECUTIVE OFFICER OF THE COMPANY

The Israeli Companies Law requires that the terms of service and employment of a company’s chief executive officer be approved by the company’s compensation committee, board of directors, and the shareholders of the company, in that order.

The committee and board independently evaluated and approved the terms of service for Mr. Ben Haim, our CEO, in accordance with the Israeli Companies Law. While the committee considered its discussions with Mr. Ben Haim and his self-assessment of his performance and contributions, it assessed and determined Mr. Ben Haim’s 2026 compensation arrangement in executive sessions of each of the committee and the board with only independent directors present to ensure independence.

As outlined in the section titled “Compensation Discussion and Analysis – Compensation-Setting Process and Governance,” the committee engages Compensia, an independent compensation advisor, and Meitar, our Israeli law advisor, to advise on executive compensation matters, and considers a range of factors in making executive compensation decisions.

Key 2026 Decision Factors: In February 2026, the committee determined Mr. Ben Haim’s proposed compensation after considering a number of factors, which primarily included:

•
His leadership in driving company strategy and operational results, resulting in peer-leading fiscal 2025 performance;
•
The unique complexity of managing a growing global software organization;
•
Its desire to comprehensively respond to the feedback received from shareholders over the course of 2025, as detailed in “Compensation Discussion and Analysis – Responding to 2025 Compensation-Related Votes” above; and
•
The requirements of our 2025 Compensation Policy, peer group analysis, and benchmark.

In accordance with and subject to our 2025 Compensation Policy, the company requests shareholders approve the following amendments to Mr. Ben Haim’s compensation arrangement:

1. The grant of 179,115 restricted share units ("RSUs"), which amount was determined by dividing $10,000,000 by $55.83, the average closing price of our ordinary shares for the 20 trading days ending on and including February 6, 2026. As of the Record Date, our stock price was $46.91 and the value of this award was $8,402,285. The RSUs will vest in equal quarterly installments over five years beginning June 1, 2026 (subject to acceleration under certain circumstances, including as a result of a change in control), subject to Mr. Ben Haim’s continued service through each vesting date; and

2. The payment of perquisites totaling $154,981 related to required Hart-Scott-Rodino regulatory fees that the company paid on behalf of Mr. Ben Haim and associated tax obligations to ensure compliance with required regulatory filing obligations (the equity grant in item 1, the "Ben Haim Equity Award," and together with this item 2, the "Ben Haim Compensation Changes").

62 2026 Proxy Statement

Our board of directors recommends a vote “FOR” Proposal 5.

The company’s performance in 2025 exceeded all established targets from both a growth and operational perspective. Despite operating in a global market environment characterized by significant uncertainty, the company delivered strong results that exceeded expectations and generated meaningful value for its shareholders. The company achieved or surpassed key operational metrics, including year-over-year revenue growth, operating margin expansion, year-over-year EPS growth, cloud revenue growth, and strong free cash flow performance, among other indicators.

This proposed changes to Mr. Ben Haim’s compensation, which have been approved by the compensation committee and the board of directors, reflect the shared objective of Mr. Ben Haim, the committee, and the board to thoughtfully address shareholder feedback received following our 2025 Annual Meeting.

Accordingly, notwithstanding Mr. Ben Haim’s extensive experience and exceptional performance as recognized by the Board, the proposal provides for (i) no change to Mr. Ben Haim’s cash compensation opportunity relative to 2025 levels and (ii) an approximately 17% reduction in the target value of his equity incentive award compared to 2025, despite the extension of the vesting period by 25% to a five-year term, endorsing Mr. Ben Haim’s request to the board to reduce his equity compensation.

The proposal positions Mr. Ben Haim’s total compensation below the median of our peer group outlined in “Compensation-Setting Process and Governance,” notwithstanding our strong positioning and performance relative to that group.

Mr. Ben Haim is not compensated for his role as a director or for his role as chairperson. All other employment terms remain unchanged. For further information on Mr. Ben Haim's compensation terms, please see the section entitled “Executive Employment Agreements”.

In September 2020, we entered into an employment agreement with Mr. Ben Haim, including a change in control and severance agreement. Pursuant to the employment agreement, Mr. Ben Haim continues to serve as our Chief Executive Officer.

The shareholders' vote on this matter is binding under Israeli law and not merely advisory. If this proposal is not approved by the affirmative vote of our shareholders, the company will not be authorized to implement the Ben Haim Compensation Changes as described in this proxy statement.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and voting at the Annual General Meeting in person or by proxy is required.

Proposal 5 To Approve Changes to the Compensation of Shlomi Ben Haim, The Chief Executive Officer of the Company

2026 Proxy Statement 63

PROPOSAL 6

TO APPROVE CHANGES TO THE COMPENSATION OF YOAV LANDMAN, THE CHIEF TECHNOLOGY OFFICER OF THE COMPANY

The Israeli Companies Law requires that the terms of service and employment of an executive who also serves as a director be approved by the company’s compensation committee, board of directors, and the shareholders of the company, in that order.

The compensation committee and board of directors approved the terms of service for Mr. Landman, our CTO, in accordance with the Israeli Companies Law, while considering, among other factors, Mr. Landman's performance and contribution to the company in general, his experience, the terms of our 2025 Compensation Policy, and other factors as required by the Israeli Companies Law.

As outlined in the section titled “Compensation Discussion and Analysis – Compensation-Setting Process and Governance,” the committee engages Compensia, an independent compensation advisor, and Meitar, our Israeli law advisor, to advise on executive compensation matters, and considers a range of factors in making executive compensation decisions.

In accordance with and subject to our 2025 Compensation Policy, as part of a long-term retention plan and in light of Mr. Landman’s performance and contribution to the company, it is proposed to approve the following amendments to Mr. Landman’s compensation arrangement as our Chief Technology Officer:

1.
To approve an increase of Mr. Landman’s annual salary (inclusive of an annual travel allowance) by NIS 190.000 to NIS 1,650,000 from NIS 1,460,000 effective as of March 1, 2026 and paid retroactively following shareholder approval (the “Landman Base Salary Increase”), which is the equivalent of an approximately $55,000 increase from $423,188 to $478,261 based on the 2025 average exchange rate of 3.45 NIS to 1.000 USD. Salary and bonus is paid in NIS and dollar equivalents are shown for illustrative purposes only; and
2.
To approve the grant of 80,601 RSUs, which amount was determined by dividing $4,500,000 by $55.83, the average closing price of our ordinary share for the 20 trading days ending on and including February 6, 2026. As of the Record Date, our stock price was $46.91 and the value of this award was $3,780,993. The RSUs will vest in equal quarterly installments over five years beginning June 1, 2026 (subject to acceleration under certain circumstances including as a result of a change in control), subject to Mr. Landman's continued service through each vesting date (the “Landman Equity Award,” and such compensation changes as a whole, including the salary increase, the “Landman Compensation Changes”).

The Landman Equity Award will be subject to the terms and conditions of the 2020 Plan and the terms of an award agreement to be issued to Mr. Landman pursuant to the 2020 Plan.

Mr. Landman is an employee and director of the company and is not compensated for his role as a director. All other employment terms remain unchanged.

64 2026 Proxy Statement

Our board of directors recommends a vote “FOR” Proposal 6.

Proposal 6 To Approve Changes to the Compensation of Yoav Landman, The Chief Technology Officer of the Company

In September 2020, we entered into an employment agreement with Mr. Landman, including a change in control and severance agreement. Pursuant to the employment agreement, Mr. Landman continues to serve as our Chief Technology Officer. Pursuant to certain compensation changes approved by the company’s shareholders in May 2022, Mr. Landman’s employment agreement provides for an annual base salary, the opportunity to receive bonuses with an annual target bonus amount of up to 60% of Mr. Landman’s annual base salary upon achievement of certain predetermined performance parameters, and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us. Mr. Landman’s employment agreement also provides that Mr. Landman will be eligible to receive reimbursements for certain travel expenses, in accordance with our expenses reimbursement policy.

The shareholders' vote on this matter is binding under Israeli law and not merely advisory. If this proposal is not approved by the affirmative vote of our shareholders, the company will not be authorized to implement the Landman Compensation Changes as described in this proxy statement.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and voting at the Annual General Meeting in person or by proxy is required.

2026 Proxy Statement 65

Executive Compensation

Executive Employment Agreements

Shlomi Ben Haim

In September 2020, we entered into a new offer letter with Mr. Ben Haim effective on September 1, 2020. Pursuant to the offer letter, Mr. Ben Haim will continue to serve as our Chief Executive Officer on an “at will” basis. Mr. Ben Haim’s offer letter provides for an annual base salary (currently $625,000), eligibility, upon compliance with predetermined performance parameters, to receive bonuses with an annual target bonus amount equal to a percentage of Mr. Ben Haim’s annual base salary (currently 100%), and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us.

Mr. Ben Haim’s offer letter also provides that Mr. Ben Haim will be eligible to receive reimbursements for certain expenses incurred by him related to his relocation from Israel to the United States, up to a maximum amount of $50,000 per calendar year, in accordance with our standard expenses reimbursement policy, and we will provide Mr. Ben Haim with additional amounts sufficient to make such reimbursements tax neutral to Mr. Ben Haim.

If Mr. Ben Haim’s employment is relocated to Israel, no additional reimbursements will be provided to Mr. Ben Haim for relocation expenses incurred more than 90 days after the date of such relocation, but we will provide Mr. Ben Haim with a lump sum payment of $35,000 within 30 days following the date of such relocation.

Eduard Grabscheid

In December 2023, we entered into a new offer letter with Mr. Grabscheid effective on January 1, 2024. Pursuant to the offer letter, Mr. Grabscheid will serve as our Chief Financial Officer on an “at will” basis. Mr. Grabscheid’s offer letter provides for an annual base salary (currently $500,000), eligibility, upon compliance with predetermined performance parameters, to receive bonuses with an annual target bonus amount equal to a percentage of Mr. Grabscheid’s annual base salary (currently 60%), and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us.

Yoav Landman

In September 2020, we entered into a new employment agreement with Mr. Landman effective on September 1, 2020. Pursuant to the employment agreement, Mr. Landman will continue to serve as our Chief Technology Officer. Mr. Landman’s employment agreement provides for an annual base salary (currently NIS 1,460,000 - approximately USD $423,000), eligibility, upon compliance with predetermined performance parameters, to receive bonuses with an annual target bonus amount equal to a percentage of Mr. Landman’s annual base salary (currently 60%), and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, including certain statutory severance, pension and manager insurance fund benefits required to be provided under the laws of Israel.

Tali Notman

In September 2020, we entered into a new offer letter with Ms. Notman effective on September 1, 2020. Pursuant to the offer letter, Ms. Notman will continue to serve as our Chief Revenue Officer on an “at will” basis. Ms. Notman’s offer letter provides for an annual base salary (currently $525,000), eligibility, upon compliance with predetermined performance parameters, to receive bonuses with an annual target bonus amount equal to a percentage of Ms. Notman’s annual base salary (currently 100%), and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us.

66 2026 Proxy Statement

Executive Compensation

Potential Payments upon Termination or Change in Control

Termination Without Cause or for "Good Reason"

We maintain Change in Control and Severance agreements with our U.S. Named Executive Officers (effective September 1, 2020 for Mr. Ben Haim and Ms. Notman; and January 2024 for Mr. Grabscheid). Under these agreements, if an executive is terminated without "Cause" (excluding death or disability) or resigns for "Good Reason," subject to executing an irrevocable release of claims within 60 days, they are entitled to:

•
Mr. Ben Haim (CEO): A lump sum equal to 12 months of base salary, 12 months of COBRA premium reimbursement, and a $35,000 relocation payment.
•
Mr. Grabscheid and Ms. Notman: A lump sum equal to 6 months of base salary and 6 months of COBRA premium reimbursement.
•
For our Israeli NEO (Mr. Landman): Mr. Landman’s employment letter provides severance benefits generally consistent with our U.S. executives. While his employment agreement governs cash severance, his eligibility for "double-trigger" equity vesting acceleration is documented separately in his specific award grant letters.

Benefits are payable if an executive is terminated without "Cause" (excluding death/disability) or resigns for "Good Reason" within the period beginning 3 months prior to and ending 12 months following a "Change in Control." Payments are contingent on the execution of an irrevocable release of claims within 60 days.

The following table describes (i) the potential payments that would have been provided to each of Mr. Ben Haim, Mr. Grabscheid and Ms. Notman, pursuant to the applicable change in control and severance agreements, and Mr. Landman, pursuant to his employment agreement (with amounts converted into USD at an annual average exchange rate of 3.45 NIS for each 1.000 USD) in the event that they were terminated without “cause” or resigned for “good reason” and executed a waiver and release of claims in our favor, as described above, assuming such termination occurred on December 31, 2025:

Named Executive Officer	Cash Compensation ($)	Health Benefits ($)	Social and Other Benefits ($)	Acceleration of Outstanding Equity Awards ($)	Relocation Payment ($)	Total ($)
SHLOMI BEN HAIM	625,000	35,250	—	—	35,000	695,250
EDUARD GRABSCHEID	250,000	14,056	—	—	—	264,056
YOAV LANDMAN	202,029	32,010	—	—	—	234,039
TALI NOTMAN	262,500	17,625	—	—	—	280,125

Termination Following a Change in Control Without Cause or for "Good Reason"

Upon a qualifying termination following a change in control, within the 3 month period prior to or the 12 month period following a “change of control” without “cause” or resigned for “good reason”, executives are entitled to:

•
Cash Severance (Salary): A lump sum equal to 12 months of base salary (18 months for Mr. Ben Haim).
•
Target Bonus: A lump sum equal to the pro-rata target annual bonus for the year of termination.
•
COBRA Reimbursement: Reimbursement for health insurance premiums for up to 12 months (18 months for Mr. Ben Haim).
•
Equity Acceleration: 100% vesting acceleration of all outstanding equity awards.

2026 Proxy Statement 67

Executive Compensation

•
Performance Awards: Unless otherwise specified, performance goals are deemed achieved at target levels.
•
Relocation (CEO Only): For Mr. Ben Haim, a $35,000 lump sum to support repatriation to Israel, reflecting his original relocation to the U.S. at the company’s request

The following table describes (i) the potential payments that would have been provided to each of Mr. Ben Haim, Ms. Notman, and Mr. Grabscheid pursuant to the applicable change in control and severance agreements, and Mr. Landman, pursuant to his employment agreement (with amounts converted into USD at an annual average exchange rate of 3.45 NIS for each 1.000 USD), in the event that they were terminated within the 3 month period prior to or the 12 month period following a “change of control” without “cause” or resigned for “good reason” and executed a waiver and release of claims in our favor, as described above, assuming such termination occurred on December 31, 2025:

Named Executive Officer	Cash Compensation ($)	Pro Rata Bonus Payment ($)	Health Benefits ($)	Social and Other Benefits ($)	Acceleration of Outstanding Equity Awards ($)	Relocation Payment ($)	Total ($)
SHLOMI BEN HAIM	937,500	937,500	52,875	—	42,328,580	35,000	44,291,455
EDUARD GRABSCHEID	500,000	300,000	28,112	—	9,158,135	—	9,986,247
YOAV LANDMAN	404,058	253,913	—	64,021	11,354,541	—	12,076,533
TALI NOTMAN	525,000	525,000	35,250	—	20,823,727	—	21,908,977

Pursuant to each change in control and severance agreement, in the event any payment to an executive would be subject to the excise tax imposed by Section 4999 of the Tax Code (as a result of a payment being classified as a parachute payment under Section 280G of the Tax Code), the executive will receive such payment as would entitle the executive to receive the greatest after-tax benefit, even if it means that we pay the executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Tax Code.

68 2026 Proxy Statement

Executive Compensation

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, we are reporting the ratio of annual total compensation of our median compensated employee to that of Shlomi Ben Haim, our current CEO.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and applicable guidelines. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

To identify the median employee in fiscal year 2025 we aggregated the annual base salary or base wages, actual commission and bonus earned, and equity awards received for each of our employees as of December 31, 2024, whether on a full-time or part-time basis, excluding our CEO. For employees paid other than in U.S. dollars, we converted their annual base salary and base wages to U.S. dollars using the applicable average annual exchange rate for fiscal year 2025. With respect to equity awards, we granted RSUs during 2025 and determined the grant date fair value in accordance with FASB ASC Topic 718.

We calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Named Executive Officers in the Summary Compensation Table. For fiscal year 2025, the total compensation for our CEO, Mr. Ben Haim, was $16,808,937 as reported in the “Total” column of the 2025 Summary Compensation Table of this proxy statement. The fiscal year 2025 annual total for our median employee was $197,816. Thus, the ratio of our CEO’s total fiscal year 2025 compensation to our median employee’s total fiscal year 2025 compensation was 85:1.

Neither the compensation committee nor our management used this pay ratio in making compensation decisions.

2026 Proxy Statement 69

Executive Compensation

Pay Versus Performance

Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Discussion and Analysis”.

The following table presents information concerning the compensation of our CEO (our "principal executive officer" or"PEO") and other Named Executive Officers for the years ended December 31, 2025, 2024, 2023, 2022, and 2021.

	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(5) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss)(8) (in thousand, $)	Company- Selected Measure(9)
					Total Shareholder Return(6) ($)	Peer Group Total Shareholder Return(7) ($)
2025	16,808,937	38,639,508	5,517,325	13,381,140	99	248	(71,819)	See FN (9)
2024	10,292,799	9,039,765	3,666,858	2,828,584	47	201	(69,236)	None
2023	7,165,030	14,793,949	4,514,896	4,436,706	55	148	(61,256)	None
2022	3,808,122	3,756,514	2,886,987	665,379	34	95	(90,184)	None
2021	3,361,202	(10,664,266)	4,047,263	(4,973,525)	47	133	(64,203)	None

(1)
Amounts present total compensation reported for Mr. Ben Haim, who served as CEO for each year presented.
(2)
Compensation actually paid does not mean that the identified individual was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below, computed in accordance with Item 402(v) of Regulation S-K. The amounts include (i) the year-end value of equity awards granted during the reported year, and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year. Equity awards consist of share options, RSU awards and PSU awards. On each valuation date, the fair value of each share option is estimated using the Black-Scholes option pricing model, the fair value of each RSU award is based on the fair value of the underlying ordinary shares, and the fair value of each PSU award is based on the fair value of the underlying ordinary shares because the performance condition was satisfied on the measurement date.
(3)
The following table presents adjustments to Mr. Ben Haim’s total compensation for each year to determine the compensation actually paid to him:

	2025	2024	2023	2022	2021
SUMMARY COMPENSATION TABLE TOTAL FOR PEO	16,808,937	$10,292,799	$7,165,030	$3,808,122	$3,361,202
Equity Award Adjustments:
Less: Reported grant date fair value of equity awards	(15,200,831)	(9,099,840)	(6,638,140)	(3,051,728)	(2,598,710)
Add: Vesting date fair value of equity awards granted and vested in the year	—	—	—	—	—
Add: Year-end fair value of outstanding and unvested equity awards granted in the year	21,820,026	9,250,827	12,085,536	3,677,591	2,242,350
Add: Change in fair value between the end of the prior year and the vesting date of equity awards granted in prior years that vested in the year	4,359,508	59,384	374,513	(282,516)	(13,669,108)
Add: Change in fair value between the end of the prior year and the end of the year of outstanding and unvested equity awards granted in prior years	10,851,868	(1,463,405)	1,807,010	(394,955)	—
COMPENSATION ACTUALLY PAID TO PEO	38,639,508	$9,039,765	$14,793,949	$3,756,514	$(10,664,266)

(4)
Amounts reported present the average of total compensation reported for our Named Executive Officers other than Mr. Ben Haim, which included Ms. Notman, Mr. Landman and Mr. Grabscheid for 2025 and 2024, and Ms. Notman, Jacob Shulman (our former CFO) and Mr. Landman for 2023, 2022, and 2021.

70 2026 Proxy Statement

Executive Compensation

(5)
The following presents adjustments to the average total compensation to our non-PEO Named Executive Officers for each year to determine the average compensation actually paid to them:

	2025	2024	2023	2022	2021
SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO	5,517,325	$3,666,858	$4,514,896	$2,886,987	$4,047,263
Equity Award Adjustments:
Less: Reported grant date fair value of equity awards	(4,492,399)	(2,898,652)	(3,666,662)	(2,232,007)	(3,349,931)
Add: Vesting date fair value of equity awards granted and vested in the year	—	—	—	—	—
Add: Year-end fair value of outstanding and unvested equity awards granted in the year	7,637,005	2,709,592	3,388,561	1,961,386	1,963,566
Add: Change in fair value between the end of the prior year and the vesting date of equity awards granted in prior years that vested in the year	1,469,348	(146,835)	243,329	(809,996)	(1,836,322)
Add: Change in fair value between the end of the prior year and the end of the year of outstanding and unvested equity awards granted in prior years	3,249,861	(502,380)	835,263	(1,140,991)	(5,798,101)
Less: Fair value at end of prior year of awards granted in prior years that were forfeited during year	—	—	(790,520)	—	—
Less: Incremental fair value of awards modified during year	—	—	(88,161)	—	—
COMPENSATION ACTUALLY PAID TO NON-PEO	$13,381,140	$2,828,584	$4,436,706	$665,379	$(4,973,525)

(6)
Presents the cumulative total shareholder return (“TSR”), assuming that a $100 investment was made on December 31, 2020.
(7)
Presents the TSR of S&P Information Technology Index assuming that a $100 investment was made on December 31, 2020 and dividends have been reinvested. S&P Information Technology Index is a peer group presented in accordance with Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2025.
(8)
The dollar amounts reported are our net loss reflected in our audited financial statements.
(9)
We did not use a financial performance measure as defined in the Section 402(v) rules, other than our ordinary share price, to link the compensation actually paid to our CEO or other named executive officers for years 2021-2024, We used operating margin and NNARR as noted in the tabular list below to link compensation actually paid to performance.

Tabular List of Performance Measures

Our ordinary share price was the only financial performance measure used to link compensation actually paid to performance in years 2021 through 2024. Additionally, we used the operating metric net new annual recurring revenue ("NNARR") to link compensation actually paid to performance.

In 2025, we used our ordinary share price, NNARR, and operating margin to link compensation actually paid to performance.

2026 Proxy Statement 71

Executive Compensation

Description of Relationships of Information Presented in the Pay Versus Performance Table

Compensation Actually Paid vs. TSR

As reflected in the following graph, the compensation actually paid (the “CAP”) to our CEO and other Named Executive Officers correlated to our TSR because equity awards constituted a significant part of the compensation for our Named Executive Officers. Equity awards strongly align our Named Executive Officers’ interests with those of our shareholders by providing a continuing financial incentive to maximize long-term value for our shareholders and by encouraging our executive officers to continue their service for the long-term. This chart reflects our cumulative TSR, assuming that a $100 investment was made on December 31, 2020.

Compensation Actually Paid vs. Net loss

Since our IPO, we have continued to invest in our business and incurred losses for the years presented. Historically, we have not looked to net income or loss as a performance measure for our Named Executive Officers. As discussed under Compensation Discussion and Analysis above, the NNARR goal is utilized to determine part of our executives’ cash bonus.

72 2026 Proxy Statement

Executive Compensation

Share Compensation Plan Information

The following table summarizes information about our share compensation plans as of December 31, 2025. Information is included for equity compensation plans approved by our shareholders. We do not have any non-shareholder approved equity compensation plans.

Plan Category	(a) Total Number of Securities Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		(b) Weighted- average Exercise Price Of Outstanding Options, Warrants and Rights(2) ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	11,267,332	(3)	$10.59	24,135,012	(4)
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS	—		—	—
TOTAL	11,267,332		$10.59	24,135,012

(1)
Prior to our initial public offering, we granted awards under our 2011 Plan. Following our initial public offering, we granted awards under our 2020 Plan.
(2)
The weighted average price does not reflect the shares that will be issued upon the vesting of RSUs or PSUs, which have no exercise price.
(3)
The number consists of 1,408,546 shares to be issued upon exercise of options to purchase ordinary shares under our 2011 Plan, 20,000 shares to be issued upon exercise of options and 9,838,786 shares to be issued upon the vesting of RSUs and PSUs under our 2020 Plan.
(4)
As of December 31, 2025, an aggregate of 18,486,971 ordinary shares, par value NIS 0.01 per share were available for issuance under the 2020 Plan and 5,648,041 ordinary shares were available for issuance under the 2020 Employee Share Purchase Plan (“2020 ESPP”). The 2020 Plan provides that on the first day of each year beginning on January 1, 2021, the number of ordinary shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 9,100,000 shares, (ii) 5% of the outstanding shares of our ordinary shares as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. The ESPP provides that on the first day of each year beginning January 1, 2021, the number of ordinary shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,100,00 shares, (ii) 1% of the outstanding shares of all classes of our ordinary shares as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. On January 1, 2026, the number of ordinary shares available for issuance under the 2020 Plan and the 2020 ESPP increased by 6,580,602 shares and 1,196,153 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Other Policies

Our insider trading policy prohibits directors, officers, employees, consultants, contractors and other agents (e.g., independent contractors) from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities. This prohibition extends to any hedging or similar transactions designed to decrease the risks associated with holding our securities. Share options, share appreciation rights, and other securities issued pursuant to company benefit plans or other compensatory arrangements with the company are not subject to the prohibition described in this paragraph.

2026 Proxy Statement 73

RELATED PERSON TRANSACTIONS

Related Person Transactions

The following is a summary of transactions since January 1, 2025 to which we have been or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, nominees for director, promoters or beneficial holders of more than 5% of any class of our capital share, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”

On May 20, 2024, our shareholders approved a consulting arrangement with Mr. Simon (our co-founder, our former Chief Data Scientist, a member of our board of directors, and the brother-in-law of our Chief Executive Officer, Mr. Ben Haim) effective as of June 5, 2024, pursuant to which Mr. Simon's employment would terminate on June 4, 2024, and starting on June 5, 2024, Mr. Simon would provide us with various services as an independent contractor and not as an employee, at a daily rate of pay of $1,600 for up to two days of consultancy per week. Under the consulting agreement, during fiscal year 2025, Mr. Simon has received $81,456 in payments for various services. The consulting agreement also contains provisions regarding confidentiality, non-competition and invention assignment, as well as provisions regarding term and termination (including a three-month advance notice of termination), warranties, relationship of parties and miscellaneous matters. A copy of the consulting agreement is filed as exhibit 10.1 to our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2024 as filed with the SEC on August 8, 2024.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated articles of association permit us to exculpate, indemnify, and insure certain of our office holders to the fullest extent permitted by the Companies Law. We have entered into agreements with certain office holders, exculpating them from a breach of their duty of care and undertaking to indemnify them, each to the fullest extent permitted by law, subject to certain exceptions including a cap on indemnification required by Israeli law.

We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act, and we intend to enter into agreements with our directors and executive officers to provide contractual indemnification to bear attorneys’ fees and costs that are not otherwise covered by insurance for directors prevailing in a third-party action.

We believe that this insurance and these agreements are necessary to attract qualified directors and executive officers.

These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Certain of our non-employee directors may, through their relationship with their employers or partnerships, be insured against certain liabilities in their capacity as members of our board of directors.

74 2026 Proxy Statement

Related Person Transactions

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and recommending to our board of directors to approve or disapprove “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our ordinary shares, in each case since the beginning of the most recently completed year and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

2026 Proxy Statement 75

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of our capital shares as of March 13, 2026 by: (i) each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our ordinary shares; (ii) each of our Named Executive Officers; (iii) each of our directors and nominees for director; and (iv) all executive officers and directors as a group.

Applicable percentage ownership is based on 121,156,053 ordinary shares outstanding on March 13, 2026. Shares of ordinary shares issuable upon the exercise of share options exercisable or pursuant to RSUs that are subject to vesting conditions within 60 days of March 13, 2026, are deemed to be outstanding and beneficially owned by the person holding the options, or the RSUs, for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated in the footnotes below, each shareholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise noted below, the address of each person listed on the table is c/o JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, CA 94089.

Name of Beneficial Owner	Ordinary Shares
	Number	Percent
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
SHLOMI BEN HAIM	4,252,153	3.5%
EDUARD GRABSCHEID	10,125	*
YOAV LANDMAN	5,701,119	4.7%
TALI NOTMAN(1)	376,827	*
YOSSI SELA	127,554	*
FREDERIC SIMON	3,524,466	2.9%
ELISA STEELE(2)	69,193	*
LUIS VISOSO(3)	9,702	*
ANDY VITUS(4)	175,949	*
YVONNE WASSENAAR	17,517	*
SIGAL ZARMI(5)	1,218	*
BARRY ZWARENSTEIN(6)	74,642	*
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (12 persons)(7)	14,340,832	11.8%
GREATER THAN 5% SHAREHOLDERS:
THE VANGUARD GROUP(8)	9,505,832	7.8%

* Represents beneficial ownership of less than 1%.

(1)
Includes share options to purchase 31,244 ordinary shares exercisable within 60 days of March 13, 2026.
(2)
Includes share options to purchase 50,000 ordinary shares exercisable within 60 days of March 13, 2026.
(3)
Includes 799 shares issuable upon the vesting of RSUs within 60 days of March 13, 2026.
(4)
Includes 173,457 ordinary shares held by Mr. Vitus' Trust.
(5)
Includes 609 shares issuable upon the vesting of RSUs within 60 days of March 13, 2026.
(6)
Includes share options to purchase 43,750 ordinary shares exercisable within 60 days of March 13, 2026.
(7)
Includes share options to purchase 124,994 ordinary shares exercisable within 60 days of March 13, 2026, and 1,408 ordinary shares issuable upon the vesting of RSUs within 60 days of March 13, 2026..
(8)
According to a Form 13F filed with the SEC on January 29, 2026, reporting beneficial ownership as of December 31, 2025, consists of 9,505,832 ordinary shares held by The Vanguard Group directly or through one of its subsidiaries. Of the ordinary shares beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 102,852 ordinary shares and no voting power with respect to 9,402,980 ordinary shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

76 2026 Proxy Statement

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes of ownership with the SEC. Such Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms we have received or written representations from Reporting Persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them during fiscal 2025.

2025 Annual Report

Our financial statements for our fiscal year ended December 31, 2025 are included in our 2025 annual report, which we will make available to shareholders at the same time as this proxy statement. You may also obtain a copy of our 2025 annual report, including the financial statements and the financial statement schedules, free of charge, by sending a written request to our Investor Relations department at JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, CA 94089 Attention: Investor Relations.

Company Website

We maintain a website at https://jfrog.com/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

*********

We know of no other matters to be submitted at the Annual General Meeting. If any other matters properly come before the Annual General Meeting, the persons named in the proxy will have discretion to vote the shares of our ordinary shares they represent in accordance with their own judgment on such matters. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented and voted at the Annual General Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Sunnyvale, California

April 7, 2026

2026 Proxy Statement 77

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL GENERAL MEETING

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

Why am I receiving these proxy materials?

We have mailed the Notice of Internet Availability and have made the proxy statement and the annual report available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the 2026 Annual General Meeting and any adjournments, postponements or continuations thereof. The Annual General Meeting will be held on Wednesday, May 20, 2026 at 9:00 a.m., Pacific time at 270 E. Caribbean Drive, Sunnyvale, California 94089.

Shareholders as of the Record Date are invited to attend the Annual General Meeting and are requested to vote on the items of business described in this proxy statement. The proxy materials and our 2025 annual report can be accessed online at www.proxyvote.com.

If you intend to attend the Annual General Meeting in person, you must notify the Company by submitting your name and the number of registered shares you hold to our Investor Relations’ e-mail address at investors@jfrog.com by 9:00 a.m. Pacific time on Sunday, May 10, 2026. Please read this proxy statement carefully to ensure that you have proper evidence of share ownership as of March 26, 2026, as we will not be able to accommodate guests without such evidence at the Annual General Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

We have elected to provide access to our proxy materials primarily over the Internet, in accordance with applicable SEC rules. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to most of our shareholders of record and beneficial owners. All shareholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials may be found in the Notice of Internet Availability. In addition, the Notice of Internet Availability contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice of Internet Availability also instructs you how to submit your proxy electronically over the Internet or by mail.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

78 2026 Proxy Statement

Questions and Answers

Who is entitled to vote at the Annual General Meeting?

Holders of our ordinary shares as of the close of business on March 26, 2026, the Record Date for the Annual General Meeting are entitled to vote at the Annual General Meeting. Shareholders are not permitted to cumulate votes with respect to the election of directors. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting. The total number of outstanding ordinary shares, NIS 0.01 par value per share, as of March 26, 2026 was 121,157,301.

Shareholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), then you are a shareholder of record. As a shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote at the Annual General Meeting, or by Internet, by telephone, or by mail by following the instructions on the Notice of Internet Availability or proxy card.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may not vote your shares at the Annual General Meeting unless you obtain a legal proxy from your broker, bank or other nominee, giving you the right to vote the shares as well as a statement from such record holder that it did not vote such shares.

What proposals am I voting on?

You are being asked to vote on six proposals contained in the Notice of 2026 Meeting of Shareholders in this proxy statement.

You will also be voting on any other business as may properly come before the Annual General Meeting or any adjournments, postponements, or continuations thereof.

How many votes do I have?

Holders of our ordinary shares are entitled to one vote for each share held as of the Record Date.

What is the voting requirement to approve each of the proposals?

According to our amended and restated articles of association and the Israeli Companies Law, approval of each proposal requires the majority of the voting power present and voting at the Annual General Meeting or at any adjournments, postponements, or continuations thereof.

This means that the numbers of shares voted “For” the proposal must exceed the numbers of shares voted “Against” the proposal. Abstentions and broker non-votes are not considered votes cast for this purpose and will have no effect on the vote (other than in regards to calculating the quorum at the Annual General Meeting).

The approval of Proposal No. 2, is subject to the fulfillment of one of the following additional voting requirements: (i) the majority of the shares that are voted at the Annual General Meeting in favor of the proposal, excluding abstentions, includes a majority of the votes of shareholders who are not controlling shareholders or do not have a personal interest in the approval of the proposal (the "Interested Shareholders"); or (ii) the total number of shares of the shareholders mentioned in clause (i) above that are voted against Proposal 2 does not exceed two percent (2%) of the total voting rights in the company.

An "Interested Shareholder" is either a controlling shareholder or a shareholder with a personal interest in the proposal to be voted on. For purposes of determining whether a shareholder is an Interested Shareholder, a “controlling shareholder” is any shareholder that has the ability to direct the Company’s activities (other than by means of being a director or office holder of the Company) including a person who holds 25% or more of the voting rights in the general meeting of the Company if there is no other person who holds more than 50% of the voting rights in the Company; for the purpose of a holding, two or more persons holding voting rights in the Company each of which has a personal interest in the

2026 Proxy Statement 79

Questions and Answers

approval of the transaction being brought for approval of the Company shall be considered to be joint holders. A person is presumed to be a controlling shareholder if it holds or controls, by himself or together with others, one half or more of any one of the “means of control” of a company.

“Means of control” is defined as any one of the following: (i) the right to vote at a general meeting of a company, or (ii) the right to appoint directors of a company or its chief executive officer.

A “personal interest” of a shareholder in an action or transaction of a company includes a personal interest of any of the shareholder’s relatives (i.e. spouse, brother or sister, parent, grandparent, child as well as child, brother, sister or parent of such shareholder’s spouse or the spouse of any of the above) or an interest of a company with respect to which the shareholder or the shareholder’s relative (as defined above) holds 5% or more of such company’s issued shares or voting rights, in which any such person has the right to appoint a director or the chief executive officer or in which any such person serves as director or the chief executive officer, including the personal interest of a person voting pursuant to a proxy which the proxy grantor has a personal interest, whether or not the person voting pursuant to such proxy has discretion with regards to the vote; and excludes an interest arising solely from the ownership of ordinary shares of a company.

As of March 26, 2026, we are not aware of any “controlling shareholders”, and in addition we believe that other than our non-employee directors and their relatives, none of our shareholders should have a personal interest in Proposal No. 2.

AS SUCH, UNLESS YOU NOTIFY THE COMPANY OF ANY PERSONAL INTEREST YOU MAY HAVE IN PROPOSAL NO. 2 OR THAT YOU ARE (WHETHER ALONE OR WITH OTHERS) TO BE DEEMED AS A CONTROLLING SHAREHOLDER OF THE COMPANY, WE WILL COUNT YOUR SHARES AS DULY VOTED AND, CONSISTENT WITH APPLICABLE REGULATIONS, YOU WILL BE DEEMED NOT TO HAVE A PERSONAL INTEREST AND NOT TO BE A CONTROLLING SHAREHOLDER.

Apart from for the purpose of determining a quorum, broker non-votes will not be counted as present and are not entitled to vote. Accordingly, broker non-votes will have no effect on the outcome of the vote. Abstentions will not be treated as either a vote “FOR” or “AGAINST” a matter.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote “FOR” each of the proposals that are further described in the proxy statement.

How can I vote my shares?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in one of the following ways:

•
You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided. Your completed, signed and dated proxy card must be received by 11:59 p.m., Eastern time, on Tuesday, May 19, 2026.
•
You may vote by telephone. To vote over the telephone, call 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. You will be asked to provide the control number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on Tuesday, May 19, 2026.
•
You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card (have your proxy card in hand when you visit the website) or scan the QR code on the proxy card with your smartphone. You will be asked to provide the control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on Tuesday, May 19, 2026.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or

80 2026 Proxy Statement

Questions and Answers

via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares at the Annual General Meeting unless you obtain a legal proxy from your broker, bank or other nominee, giving you the right to vote these shares.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Eduard Grabscheid, our Chief Financial Officer, and Shanti Ariker, our Chief Legal Officer, have been designated as proxies for the Annual General Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted electronically at the Annual General Meeting in accordance with the instruction of the shareholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above and, if any other matters are properly brought before the Annual General Meeting, the shares will be voted in accordance with the proxies’ judgment.

Can I change my vote or revoke my proxy?

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you can change your vote or revoke your proxy by:

•
entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);
•
returning a later-dated proxy card (which automatically revokes the earlier proxy);
•
providing a written notice of revocation prior to the Annual General Meeting to our Chief Legal Officer at our principal executive offices as follows: JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, California 94089, Attn: Chief Legal Officer; or
•
attending the Annual General Meeting and voting in-person. Attendance at the Annual General Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote in-person at the Annual General Meeting.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the quorum requirement for the Annual General Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual General Meeting for the meeting to be properly held under our amended and restated articles of association and the Israeli Companies Law. The quorum required for our Annual General Meeting consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 33⅓% of the total outstanding voting rights, within half an hour of the time fixed for the commencement of the meeting. A meeting adjourned for lack of a quorum shall be adjourned to the same day in the next week, at the same time and place. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the Annual General Meeting. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee votes shares on the “routine” matters but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

2026 Proxy Statement 81

Questions and Answers

What matters are considered “routine” and “non-routine”?

Only the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal No. 3) is considered “routine” under applicable federal securities rules and the Israeli Companies Law. The other proposals currently on the agenda for the meeting are considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

Abstentions will not be treated as either a vote "FOR" or "AGAINST" a matter.

If you submit a proxy but do not indicate any voting instructions, the proxy holders will vote in accordance with the recommendations of our board of directors. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, the broker, bank or other nominee may generally vote in its discretion on “discretionary” matters. However, if the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-discretionary” matter, it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.”

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual General Meeting but will not be counted for purposes of determining the number of votes cast on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on applicable proposals.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Annual General Meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted "FOR" each of the proposals that appear on the proxy card.

In addition, if any other matters are properly brought before the Annual General Meeting or any adjournments, postponements, or continuations thereof, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of ordinary shares in “street name” for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter, Proposal No. 3 (ratification of the appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global). Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on any of the other proposals on the agenda.

How can I contact JFrog’s transfer agent?

You may contact our transfer agent, Equiniti, by telephone at (800) 937-5449 (toll-free for United States residents), or by email at helpast@equiniti.com. Materials may be mailed to Equiniti at:

Equiniti Trust Company, LLC

28 Liberty Street, Floor 53

New York, NY 10005

82 2026 Proxy Statement

Questions and Answers

How can I attend the Annual General Meeting?

The Annual General Meeting will be held at 270 E. Caribbean Drive, Sunnyvale, California 94089. Space for the Annual General Meeting is limited. If you intend to attend the Annual General Meeting in person, you must notify the Company by submitting your name and the number of registered shares you hold to our Investor Relations’ e-mail address at investors@jfrog.com by 9:00 a.m. Pacific time on Sunday, May 10, 2026. Please read this proxy statement carefully to ensure that you have proper evidence of share ownership as of March 26, 2026, as we will not be able to accommodate guests without such evidence at the Annual General Meeting. Registration will open at 8:30 a.m. Pacific time and the Annual General Meeting will begin at 9:00 a.m. Pacific time.

Each shareholder who attends the Annual General Meeting should be prepared to present:

•
valid government photo identification, such as a driver’s license or passport; and
•
if you are a street name shareholder, proof of beneficial ownership as of the Record Date, such as your most recent account statement reflecting your share ownership as of that date, along with a copy of the voting instruction form provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual General Meeting. Photography and video are prohibited at the Annual General Meeting.

We encourage shareholders who plan to attend the Annual General Meeting to check our website at https://investors.jfrog.com prior to the meeting where we will post relevant updates and instructions.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner of shares that are held in “street name” at the close of business on the Record Date, you may not vote your shares at the Annual General Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the shareholder of record with respect to your shares. You may still attend the Annual General Meeting even if you do not have a legal proxy.

How are proxies solicited for the Annual General Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual General Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We have retained Innisfree M&A Incorporated ("Innisfree"), an independent firm specializing in the solicitation of proxies, to assist in the solicitation of proxies on our behalf. We have agreed to pay a base fee of approximately $40,000 plus costs and expenses. We will bear all proxy solicitation costs. If shareholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Innisfree, toll-free at 877-750-8307.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Where can I find the voting results of the Annual General Meeting?

We will announce preliminary voting results at the Annual General Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual General Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another shareholder, and we received only one

2026 Proxy Statement 83

Questions and Answers

paper copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, proxy statement and annual report, to multiple shareholders who share the same address unless we receive contrary instructions from one or more of the shareholders. This procedure reduces our printing and mailing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, proxy statement and annual report, to any shareholder at a shared address to which we delivered a single copy of the Notice of Internet Availability and, if applicable, proxy statement and annual report. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability and, if applicable, proxy statement and annual report, you may contact us as follows:

JFrog Ltd.

Attention: Investor Relations

270 E. Caribbean Drive

Sunnyvale, CA 94089

Tel: (408) 329-1540

Shareholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.

What other matters may be brought before the Annual General Meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the Annual General Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

In accordance with the Israeli Companies Law, one or more shareholders of the Company holding at least one percent (1%) of the outstanding voting rights of the Company for the meeting may submit to the Company a proposed additional agenda item for the meeting, provided that the item is appropriate for discussion at the general meeting. However, for matters relating to the appointment or removal of a director, one or more shareholders must hold at least five percent (5%) of the voting rights to make such a request. Submissions should be sent to our offices: JFrog Ltd., 270 E. Caribbean Drive, Sunnyvale, California 94089, Attn: Chief Legal Officer, no later than April 14, 2026. To the extent that there are any additional agenda items that our board of directors determines to add as a result of any such submission, we will publish an updated agenda and proxy card with respect to the meeting, no later than April 21, 2026, which will be filed with the SEC as definitive additional materials, and made available to the public on the SEC’s website at www.sec.gov and our Investor Relations website referenced above.

When are shareholder proposals due for our 2027 Annual General Meeting?

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual general meeting of shareholders by submitting their proposals in writing to our Chief Legal Officer in a timely manner. For a shareholder proposal to be considered timely for our 2027 annual general meeting, our Chief Legal Officer must receive the written proposal at our principal executive offices not later than December 8, 2026. In addition, shareholder proposals must comply with the requirements of Rule 14a-8 and 14a-19 under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals should be addressed to: JFrog Ltd., Attn: Chief Legal Officer, 270 E. Caribbean Drive, Sunnyvale, CA 94089.

84 2026 Proxy Statement

APPENDICES

2026 Proxy Statement 85

Appendix A: Use of Non-GAAP Financial Measures

We define non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income as the respective GAAP balances adjusted for, as applicable, share-based compensation expense, acquisition-related costs, amortization of acquired intangibles, legal settlement costs, and income tax effects. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods in which there is a GAAP loss and a non-GAAP income. In such periods, the non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income. We define free cash flow as Net cash provided by operating activities, minus capital expenditures. Free cash flow margin is calculated as free cash flow as a percentage of total revenue.

We use each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate our financial performance. We believe they are useful to investors, as a supplement to GAAP measures, in evaluating our operational performance. Additionally, we believe that free cash flow and free cash flow margin are meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in their industry, as other companies in their industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results.

2026 Proxy Statement A-1

Appendix A

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

	Year Ended December 31,
	2021	2022	2023	2024	2025
Reconciliation of operating income (loss)
GAAP operating loss	$(68,369)	$(89,840)	$(75,548)	$(91,098)	$(91,853)
Plus: Share-based compensation expense	56,949	68,661	95,171	131,106	156,657
Plus: Acquisition-related costs	6,974	10,712	7,607	5,758	6,338
Plus: Amortization of acquired intangibles	5,899	11,568	11,776	17,578	20,918
Plus: Legal settlement costs	2,753	216	—	—	—
Non-GAAP operating income	$4,206	$1,317	$39,006	$63,344	$92,060
GAAP operating margin	(33.1)%	(32.1)%	(21.6)%	(21.3)%	(17.3)%
Non-GAAP operating margin	2.0%	0.5%	11.1%	14.8%	17.3%

Reconciliation of free cash flow
Net cash provided by operating activities	$27,902	$21,425	$74,155	$110,924	$145,729
Less: purchases of property and equipment	(4,228)	(4,328)	(1,982)	(3,143)	(3,460)
Free cash flow	$23,674	$17,097	$72,173	$107,781	$142,269
Operating cash flow margin	13.5%	7.7%	21.2%	25.9%	27.4%
Free cash flow margin	11.5%	6.1%	20.6%	25.2%	26.8%

	December 31,
	2025	2024
Reconciliation of net income (loss)
GAAP net loss	$(71,819)	$(69,236)
Plus: Share-based compensation expense	156,657	131,106
Plus: Acquisition-related costs	6,338	5,758
Plus: Amortization of acquired intangibles	20,918	17,578
Less: Income tax effects	(12,114)	(10,534)
Non-GAAP net income	$99,980	$74,672
GAAP net loss per share - basic and diluted	$(0.62)	$(0.63)
Non-GAAP net income per share - diluted	$0.82	$0.65
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	116,201	109,691
Add: Dilutive ordinary share equivalents	5,648	5,576
Non-GAAP weighted-average shares used to compute net income per share - diluted	121,849	115,267

A-2 2026 Proxy Statement

Appendix B: Operating Metrics

The number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. The number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. We define ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as we generate revenue from these customers. We annualize our monthly subscriptions by taking the revenue we would contractually expect to receive from such customers in a given month and multiplying it by 12. Net new annual recurring revenue in a given period represents the increase of the ARR during the period.

The net dollar retention rate compares our ARR from the same set of customers across comparable periods. We calculate net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). We then calculate the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. We then divide total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. The net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

2026 Proxy Statement B-1

JFROG LTD. 270 E. CARIBBEAN DRIVE SUNNYVALE, CALIFORNIA 94089 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET – www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to Create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements. proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE· 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS V89899-P46026 KEEP THIS PORTION FOR YOUR RECORDS JFROG LTD. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposals: I. Election of Directors Nominees: For Against Abstain la. Yoav Landman ☐ ☐ ☐ lb. Yossi Sela ☐ ☐ ☐ le. Elisa Steele ☐ ☐ ☐ 1d Luis Felipe Visoso ☐ ☐ ☐ 2. As required by the Israeli Companies Law, to approve U1e compensation of our non-employee directors. 3. To approve and ratify the re-appointment of Kost, Farer, Gabbay & Kasierer, a member of Ernst & Young Global, as the independent auditors of the Company for the period ending at the close of the next annual general meeting. 4. To approve on a nonbinding, advisory basis the compensation paid to us lo our named executive officers, as dislcosed in the proxy statement. 5. As required by the Israeli Companies Law, to approve changes to the compensation of Shlomi Ben Haim, our Chief Executive Officer. 6. As required by the Israeli Companies Law, to approve changes to the compensation of Yoav Landman, our Chief Technology Officer. Please note: By voting. whether by means of the enclosed proxy card, via telephone or internet voting, you will be deemed to confirm to the Company that you are NOT an Interested Shareholder. If you are an Interested Shareholder, please notify the Company, as described in this proxy card (in which case your vote will only count for or against the ordinary majority, and not for or against the special tally, required for approval and adoption of Proposal No. 2). NOTE: Such other business as may properly came before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon When signing as attorney, executor, administrator. or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASESIGN WITHIN BOXJ Date Signature (Joint Owners) Date For Against Abstain ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V89900-P46026 JFROG LTD. ANNUAL GENERAL MEETING OF SHAREHOLDERS MAY 20, 2026 9:00 AM PDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Eduard Grabscheid and Shanti Ariker, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of JFROG LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 AM PDT, on May 20, 2026, at 270 E. Caribbean Drive, Sunnyvale, California 94089, and any adjournment or postponement thereof. IMPORTANT NOTE: BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED SHAREHOLDER IS CONFIRMING THAT HE, SHE OR IT DOES NOT HAVE A CONFLICT OF INTEREST (I.E., THE UNDERSIGNED IS NOT AN "INTERESTED SHAREHOLDER") IN THE APPROVAL OF PROPOSAL 2, AND CAN THEREFORE BE COUNTED TOWARDS OR AGAINST THE MAJORITY REQUIRED FOR APPROVAL OF THE PROPOSAL. IF YOU HAVE SUCH A CONFLICT OF INTEREST IN THE APPROVAL OF PROPOSAL NO. 2, PLEASE NOTIFY SHANTI ARIKER, CHIEF LEGAL OFFICER OF JFROG LTD., AT LEGAL@JFROG.COM. PLEASE SEE THE COMPANY'S PROXY STATEMENT FOR A FURTHER EXPLANATION AS TO WHO IS CONSIDERED AN "INTERESTED SHAREHOLDER". This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side